UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
Filed by the Registrant ☒
Filed by a Party other than the Registrant  ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Precipio, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

4 Science Park
New Haven, Connecticut 06511
April 28, 2022
Dear Stockholder:
You are cordially invited to attend our 2022 Annual Meeting of Stockholders (the “Annual Meeting”), which will be will be held virtually via live webcast at www.virtualshareholdermeeting.com/PRPO2022, on Monday, June 13, 2022, at 4:00 p.m. Eastern Time. You will be able to attend the meeting online and submit questions during the meeting by visiting the website listed above. You will also be able to vote your shares electronically at the Annual Meeting. The meeting will be held online only. We are pleased to use the virtual meeting format to facilitate stockholder attendance, voting and questions by leveraging technology to communicate more effectively and efficiently with our stockholders. This format allows stockholders to participate fully from any location, without the cost of travel. Because the Annual Meeting is virtual and being conducted electronically, stockholders cannot attend the Annual Meeting in person. Instructions regarding how to attend the meeting online and details concerning the business to be conducted at the Annual Meeting are more fully described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement which are a part of this invitation.
At the Annual Meeting, stockholders will be asked to vote on each of the two proposals set forth in the Notice of Annual Meeting of Stockholders and the proxy statement, which describe the formal business to be conducted at the Annual Meeting and follow this letter.
It is important that your shares are represented and voted at the Annual Meeting regardless of the size of your holdings. Whether or not you plan to attend the Annual Meeting, please complete, sign, date and return the accompanying proxy card in the enclosed postage-paid envelope or vote electronically via the Internet or by telephone, if permitted by the broker or other nominee that holds your shares. Voting electronically, by telephone, or by returning your proxy card in advance of the Annual Meeting does not deprive you of your right to attend the Annual Meeting. Please review the instructions on each of your voting options described in the Proxy Statement.
The ongoing COVID-19 pandemic is evolving, continues to spread globally, and to date has led to the implementation of various responses, including government-imposed quarantines, closure of non-essential business, work-from-home directives, travel restrictions, physical distancing, shelter-in-place orders and other public health safety measures. Despite recent progress in the administration of vaccines, both the outbreak of recent variants, including Delta and Omicron, and the related containment and mitigation measures that have been put into place across the globe, have had an adverse impact on the global economy and our business, the severity and duration of which are uncertain. The COVID-19 pandemic continues to have a significant impact, both direct and indirect, on businesses and commerce, as worker shortages have occurred; supply chains have been disrupted; facilities and production have been suspended; and demand for certain goods and services may be slow to return to pre-pandemic levels, if they return to pre-pandemic levels. In response to the COVID-19 pandemic, many of our employees are continuing to work remotely outside of our offices. Additionally, while our laboratory operations resumed to near-normal capacity, we may continue to experience challenges in procuring materials and supplies in a consistently timely manner due to COVID-19-related supply chain issues. The demand for COVID-19 vaccines and potential for manufacturing facilities and materials to be commandeered under the Defense Production Act of 1950, or equivalent foreign legislation, may make it more difficult to obtain materials or manufacturing. If any of our third-party manufacturers is adversely impacted by the COVID-19 pandemic or if they divert resources or manufacturing capacity to accommodate the development or manufacture of COVID-19 coronavirus vaccines, our supply chain may be disrupted, limiting our ability to produce our diagnostic tests.
Going forward, we expect that challenges to our business to continue depending on the rules and regulations imposed by various states. We have been and will continue to be prudent in managing through this economic crisis. Digital connectivity is now fundamental to the continuity of our business operations. We continually engage our employees and customers in keeping safe. We monitor adherence to governmental guidelines. We have employed remote work where possible. In this unchartered time, we recognize the need for frequent and transparent communication to all parties. As necessary, we will provide additional information related to this economic condition, including the impact to our future operating results due to downturns in global economies and financial markets.
With COVID-19 still a presence in our lives, as management mentioned on the Stockholders’ call which took place on Monday April 4, 2022, in the fourth quarter of 2021, we achieved revenues of $2.4 million, an increase of 8% from the prior quarter, and a year-over-year increase of $0.5 million or 25% from Q4-2020. For the fiscal year ended December 31, 2021, revenues increased from $6.1 million to $8.8 million, a $2.7 million, or 44%, increase from 2020. As also mentioned on the April 4, Stockholders’ call, our revenues from diagnostic services grew both quarter-over-quarter and year-over-year. In management’s opinion, below are some key drivers of this growth:
•
Improved sales team management and performance. Our team is better trained; better equipped and better positioned to deliver our message to our customers. We’re also seeing access to customers improve, with the ability to meet with customers in person, which significantly impacts the prospecting and sales process, as well as interaction with existing customers. This resulted in an increase of 23% in case volume in 2021.

•	Improved operations. We took various steps to revamp some of the lab operations, resulting in an increase in cases reported within the committed turnaround time from 80 to 96%.
•
Cross pollination between products and services division. During the fourth quarter of 2021, one of our HemeScreen customers also became a diagnostic services customer. This is the first time we have seen this cross-pollination effect, where the relationship and quality of our products opened up a discussion to the other side of our business, diagnostic services. We now serve this customer with both divisions of the company.

If you have any questions concerning this Proxy Statement or our upcoming Annual Meeting and you are the stockholder of record of your shares, please contact Precipio’s Chief Executive Officer Ilan Danieli at (203) 787-7888 ex. 536. If your shares are held by a broker or other nominee (that is, in “street name”), please contact your broker or other nominee for questions concerning the Annual Meeting.
Thank you for your continued support. We look forward to seeing those of you who will be able to attend the Annual Meeting.
Sincerely yours,
/S/ ILAN DANIELI
Ilan Danieli
Chief Executive Officer

4 Science Park
New Haven, Connecticut 06511
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be Held June 13, 2022
To the Stockholders of Precipio, Inc.:
Notice is hereby given that the Annual Meeting of Stockholders of Precipio, Inc. (the “Company”) will be held virtually via live webcast at www.virtualshareholdermeeting.com/PRPO2022, on Monday, June 13, 2022, at 4:00 p.m. Eastern Time. Stockholders will be able to listen to and participate in the meeting live, submit questions, and vote by entering the 16-digit control number included on your proxy card. Because the Annual Meeting is virtual and being conducted electronically, stockholders cannot attend the Annual Meeting in person. The Annual Meeting is being held for the following purposes:
(1)	To elect Ilan Danieli and David Cohen as Class I directors for terms to expire in 2025 (“Proposal One”);
(2)	To ratify the appointment of Marcum LLP as our independent registered public accounting firm for the year ending December 31, 2022 (“Proposal Two”); and
(3)	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.
Only stockholders of record at the close of business on Friday April 22, 2022 (the “Record Date”) are entitled to notice of, and to vote at, the Annual Meeting. The Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the Annual Meeting. To participate in the Annual Meeting, you will need the 16-digit control number included on your proxy card or on the instructions that accompanied your proxy materials. The Annual Meeting will begin promptly at 4:00 p.m. Eastern Time on Monday, June 13, 2022. Online check-in will begin at 3:45 p.m. Eastern Time, and you should allow approximately 15 minutes for the online check-in procedures.
Your vote is important. We encourage you to vote in advance, even if you plan to attend the Annual Meeting online. To vote online or by phone, you will need to use your 16-digit control number found on the Notice of Internet Availability of Proxy Materials, the proxy card or the voting instruction form.
The Company is pleased to take advantage of Securities and Exchange Commission (the “SEC”) rules that allow companies to furnish their proxy materials over the Internet. The Company is mailing to many of our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) instead of a paper copy of the proxy materials and our Annual Report for the fiscal year ended December 31, 2021 on Form 10-K filed with the SEC on March 30, 2022 (“Annual Report”). The Notice of Internet Availability contains instructions on how to access those documents and to cast your vote via the Internet. The Notice of Internet Availability also contains instructions on how to request a paper copy of our proxy materials and our Annual Report. This method of notice and access gives the Company a low-cost way to furnish stockholders with their proxy materials. If you previously chose to receive proxy materials electronically, you will continue to receive access to these materials via email unless you elect otherwise. The Notice of Internet Availability will be mailed on or about April 28, 2022 to our beneficial owners and stockholders of record who owned our common stock at the close of business on the Record Date. All stockholders who do not receive a Notice will receive a paper copy of the proxy materials and the Annual Report by mail. This process allows the Company to provide its stockholders with the information they need on a more timely basis, while reducing the environmental impact and lowering the costs of printing and distributing our proxy materials.
How to Attend the Annual Meeting
We are pleased to use the virtual meeting format to facilitate stockholder attendance, voting and questions by leveraging technology to communicate more effectively and efficiently with our stockholders. This format allows stockholders to participate fully from any location, without the cost of travel.

To participate in the Annual Meeting, you must be a stockholder of record and log in with your 16-digit control number found on the Notice of Internet Availability of Proxy Materials, the proxy card or the voting instruction form. Whether or not you participate in the Annual Meeting online, it is important that your shares are included in the voting process.
If you are a beneficial stockholder, please follow the instructions on the voting instruction form provided by your bank or broker or other nominee to attend the Annual Meeting online. Please contact your bank or broker if you have questions about how to obtain your control number.
Interested persons may also access the Annual Meeting as guests, but will not be able to vote or ask questions during the Annual Meeting.
How to Ask Questions at the Annual Meeting
Stockholders may submit questions during the Annual Meeting using the “Ask a Question” field on the virtual meeting website.
You will need to log in with your 16-digit control number found on the Notice of Internet Availability of Proxy Materials, the proxy card or the voting instruction form to submit a question.
Time has been allocated on the agenda to respond to questions submitted during the Annual Meeting. Questions we do not answer during the Annual Meeting will be answered in writing and posted on the Company’s website at www.precipiodx.com/investors.html. Please refer to the Annual Meeting Rules of Conduct and Procedures for more information on how to ask questions. The Rules of Conduct and Procedures are available at www.proxyvote.com and during the Annual Meeting at www.virtualshareholdermeeting.com/PRPO2022.
A replay of the Annual Meeting will be made available promptly at www.precipiodx.com/investors.html and remain available for at least one year.
We encourage you to access the Annual Meeting early. Online check-in will begin approximately 15 minutes before 4:00 pm Eastern Time . If you encounter difficulties during the check-in or meeting time, we have technicians available to help you. The technical support contact information will be posted on the virtual meeting login page.
Thank you for your continued support.
By Order of the Board of Directors

/S/ ILAN DANIELI
Ilan Danieli, Chief Executive Officer
Connecticut
April 28, 2022
Whether or not you expect to attend the Annual Meeting, we urge you to vote your shares at your earliest convenience. This will ensure the presence of a quorum at the Annual Meeting. Promptly voting your shares will save Precipio the expenses and extra work of additional solicitation. Submitting your proxy now will not prevent you from voting your shares at the Annual Meeting if you desire to do so, as your proxy is revocable at your option. Your vote is important, so please act today!
Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on Monday, June 13, 2022: This Proxy Statement, the accompanying form of proxy card and our Annual Report, including consolidated financial statements, are available on the Internet at http://precipiodx.com. Under rules issued by the Securities and Exchange Commission (the “SEC”), we are providing access to our proxy materials both by sending you this full set of proxy materials and by notifying you of the availability of our proxy materials on the Internet. The information contained on or that may be obtained from our website is not, and shall not be, deemed to be, a part of this Proxy Statement. You can review filings we make with the SEC at its website (www.sec.gov), including our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports electronically filed or furnished pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as. Our Code of Conduct and Ethics and the charters of our Nominating and Governance Committee, Audit Committee, and Compensation Committee of the Board of Directors may be accessed within the Investor Relations section of our website.

Page
PROXY STATEMENT FOR THE 2022 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 13, 2022	1
QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING	2
VOTING SECURITIES AND BENEFICIAL OWNERSHIP BY PRINCIPAL STOCKHOLDERS, DIRECTORS AND OFFICERS	8
PROPOSAL NO. 1—ELECTION OF CLASS I DIRECTORS	9
INFORMATION ABOUT OUR BOARD OF DIRECTORS	10
CORPORATE GOVERNANCE	15
COMMITTEES OF OUR BOARD OF DIRECTORS	15
REPORT OF THE AUDIT COMMITTEE	16
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	22
DELINQUENT SECTION 16(A) REPORTS	22
INFORMATION ABOUT OUR EXECUTIVE OFFICERS	23
PROPOSAL NO. 2—RATIFICATION OF THE APPOINTMENT OF Marcum LLP AS PRECIPIO’s INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2022	34
SOLICITATION OF PROXIES	36
OTHER MATTERS	36

4 Science Park
New Haven, Connecticut 06511
PROXY STATEMENT
for
2022 ANNUAL MEETING OF STOCKHOLDERS
of
PRECIPIO, INC.
GENERAL INFORMATION
The Board of Directors (the “Board”) of Precipio, Inc. (the “Company”) is soliciting your proxy to vote at the Annual Meeting of Stockholders (the “Annual Meeting”) which will be held virtually via live webcast at www.virtualshareholdermeeting.com/PRPO2022, on Monday, June 13, 2022, at 4:00 p.m. Eastern Time. Stockholders will be able to listen to and participate in the meeting live, submit questions, and vote online. Because the Annual Meeting is virtual and being conducted electronically, stockholders cannot attend the Annual Meeting in person. Only stockholders of record as of the close of business on Friday April 22, 2022 (the “Record Date”) are entitled to vote at the Annual Meeting. To participate in the Annual Meeting, you will need the 16-digit control number included on your proxy card or on the instructions that accompanied your proxy materials. The Annual Meeting will begin promptly at 4:00 p.m. Eastern time Monday, June 13, 2022. Online check-in will begin at 3:45 p.m. Eastern time, and you should allow approximately 15 minutes for the online check-in procedures.
In accordance with rules and regulations adopted by the U.S. Securities and Exchange Commission (the “SEC”), we have elected to provide our beneficial owners and stockholders of record access to our proxy materials over the Internet. Beneficial owners are stockholders whose shares of our common stock are held in the name of a broker, bank or other agent (i.e., in “street name”). Accordingly, a Notice of Internet Availability of Proxy Materials (the “Notice”) will be mailed on or about April 28, 2022 to our beneficial owners and stockholders of record who owned our common stock at the close of business on the Record Date.
Beneficial owners and stockholders of record will have the ability to access the proxy materials on a website referred to in the Notice or request that a printed set of the proxy materials be sent to them by following the instructions in the Notice. Beneficial owners and stockholders of record who have previously requested to receive paper copies of our proxy materials will receive paper copies of the proxy materials instead of a Notice.
This proxy statement has been prepared by the management of Precipio, Inc.

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING
Why did I Receive a Notice of Internet Availability of Proxy Materials in the Mail instead of a Full Set of Proxy Materials?
We are pleased to take advantage of the SEC rule that allows companies to furnish their proxy materials over the Internet. Accordingly, we have sent to our stockholders of record a Notice of Internet Availability of Proxy Materials. Instructions on how to access the proxy materials over the Internet free of charge or to request a paper copy may be found in the Notice of Internet Availability of Proxy Materials. Our stockholders may request to receive proxy materials in printed form by mail or electronically on an ongoing basis. A stockholder’s election to receive proxy materials by mail or electronically will remain in effect until the stockholder changes the stockholder’s election.
What Does it Mean if I Receive More than One Notice?
If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each Notice to ensure that all of your shares are voted.
Who is soliciting my vote?
Our Board of Directors is soliciting your vote for the Annual Meeting.
How does the Board recommend I vote on the proposals?
Our Board recommends that you vote “FOR” Proposal One and Proposal Two.
Who Can Vote?
Stockholders who owned common stock at the close of business on Friday April 22, 2022 (the “Record Date”), are entitled to vote at the Annual Meeting. On the Record Date, there were 22,708,708 shares of our common stock outstanding and entitled to vote with respect to all matters to be acted upon at the Annual Meeting. Each stockholder of record is entitled to one vote for each share of our common stock held by such stockholder.
You do not need to attend the Annual Meeting to vote your shares. Shares represented by valid proxies, received in time for the Annual Meeting and not revoked prior to the Annual Meeting, will be voted at the Annual Meeting. A stockholder may revoke a proxy before the proxy is voted by delivering to our Secretary a signed statement of revocation or a duly executed proxy card bearing a later date. Any stockholder who has executed a proxy card but attends the Annual Meeting in person may revoke the proxy and vote at the Annual Meeting.
What is the Difference Between Holding Shares as a Record Holder and as a Beneficial Owner (Holding Shares in Street Name)?
If your shares are registered in your name with our transfer agent EQ Shareowner Services you are the “record holder” of those shares. If you are a record holder, these proxy materials have been provided directly to you by the Company.
If your shares are held in a stock brokerage account, a bank or other holder of record, you are considered the “beneficial owner” of those shares held in “street name.” If your shares are held in street name, these proxy materials have been forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As the beneficial owner, you have the right to instruct this organization on how to vote your shares.
How Do I Vote?
Whether you plan to attend the virtual Annual Meeting online or not, we urge you to vote by proxy. All shares represented by valid proxies that we receive through this solicitation, and that are not revoked, will be voted in accordance with your instructions on the proxy card or as instructed via Internet or telephone. You may specify whether your shares should be voted for or withheld for each nominee for director, and how your shares should be voted with respect to each of the other proposals. Except as set forth below, if you properly submit a proxy without giving specific voting instructions, your shares will be voted in accordance with the Board’s recommendations as noted below. Voting by proxy will not affect your right to attend the virtual Annual Meeting. If your shares are registered directly in your name through our stock transfer agent, EQ Shareowner Services, or you have stock certificates, you may vote:
•
By mail. Complete and mail the proxy card in the enclosed postage prepaid envelope. Your proxy will be voted in accordance with your instructions. If you sign the proxy card, but do not specify how you want your shares voted, they will be voted as recommended by the Board. Proxy cards submitted by mail must be received no later than by June 12, 2022 to be voted at the Annual Meeting.

•
By Telephone. You may vote using a touch-tone telephone by calling 1-800-690-6903, 24 hours a day, seven days a week. You will need the 16-digit control number included on the Notice of Internet Availability of Proxy Materials or the proxy card. Votes submitted by telephone must be received by 11:59 p.m., Eastern Time, on June 12, 2022.

•
By Internet (before the Annual Meeting). You may vote at www.proxyvote.com, 24 hours a day, seven days a week. You will need the 16-digit control number included on the Notice of Internet Availability of Proxy Materials or the proxy card. Votes submitted through the Internet must be received by 11:59 p.m., Eastern Time, on June 12, 2022.

•
By Attending the Virtual Annual Meeting. This year’s Annual Meeting will be a completely virtual meeting of stockholders and will be webcast live over the internet. Please go to www.virtualshareholdermeeting.com/PRPO2022 for instructions on how to attend and participate in the Annual Meeting. You will need the 16-digit control number included on the Notice of Internet Availability of Proxy Materials, the proxy card or the voting instruction form. If you previously voted via the Internet (or by telephone or mail), you will not limit your right to vote virtually at the Annual Meeting. If your shares are held in “street name” (held in the name of a bank, broker or other nominee), you must provide the bank, broker or other nominee with instructions on how to vote your shares and can do so as follows:

○	By Internet or by telephone. Follow the instructions you receive from your broker to vote by Internet or telephone.
○	By mail. You will receive instructions from your broker or other nominee explaining how to vote your shares.
How Will my Shares be Voted if I Give No Specific Instruction?
We must vote your shares as you have instructed. If there is a matter on which a stockholder of record has given no specific instruction but has authorized us generally to vote the shares, they will be voted as follows:
•	“FOR” Proposal One - the election of the Board nominees as directors;
•	“FOR” Proposal Two - ratification of the selection of Marcum LLP as our independent public accountant for the fiscal year ending December 31, 2022.
This authorization would exist, for example, if a stockholder of record merely signs, dates and returns the proxy card but does not indicate how its shares are to be voted on one or more proposals. If other matters properly come before the Annual Meeting and you do not provide specific voting instructions, your shares will be voted at the discretion of the proxies.
May I Change or Revoke My Proxy?
If you give us your proxy, you may change or revoke it at any time before the Annual Meeting. You may change or revoke your proxy in any one of the following ways:
•	signing a new proxy card and submitting it as instructed above;
•	if your shares are held in street name, re-voting by Internet or by telephone as instructed above – only your latest Internet or telephone vote will be counted;
•	if your shares are registered in your name, notifying the Company’s Secretary in writing before the Annual Meeting that you have revoked your proxy; or
•	attending the Annual Meeting in person and voting in person. Attending the Annual Meeting in person will not in and of itself revoke a previously submitted proxy unless you specifically request it.

Will My Shares Be Voted If I Do Not Return My Proxy Card?
If your shares are registered in your name or if you have stock certificates, they will not be voted if you do not return your proxy card by mail, telephone, internet or vote at the Annual Meeting as described above under “How Do I Vote?” If your broker cannot vote your shares on a particular matter because it has not received instructions from you and does not have discretionary voting authority on that matter, or because your broker chooses not to vote on a matter for which it does have discretionary voting authority, this is referred to as a “broker non-vote.” The New York Stock Exchange (“NYSE”) has rules that govern brokers who have record ownership of listed company stock (including stock such as ours that is listed on The Nasdaq Capital Market or Nasdaq) held in brokerage accounts for their clients who beneficially own the shares. Under these rules, brokers who do not receive voting instructions from their clients have the discretion to vote uninstructed shares on certain matters (“routine matters”), but do not have the discretion to vote uninstructed shares as to certain other matters (“non-routine matters”). Under NYSE interpretations:
•	Proposal 1 (election of the Board nominees as directors) is considered a non-routine matter.
•	Proposal 2 (ratification of our independent public accountant) is considered a routine matter.
If your shares are held in street name and you do not provide voting instructions to the bank, broker or other nominee that holds your shares as described above under “How Do I Vote?,” the bank, broker or other nominee has the authority, even if it does not receive instructions from you, to vote your unvoted shares for Proposal 2 (the ratification of our independent public accountant) but does not have authority to vote your unvoted shares for Proposal 1 (election of the Board nominees as directors).
We encourage you to provide voting instructions. This ensures your shares will be voted at the Annual Meeting in the manner you desire.
Why is the Annual Meeting a virtual, online meeting?
As a part of our precautions regarding the COVID-19 pandemic, we have decided to hold our Annual Meeting solely online. We believe that hosting a virtual meeting under the current environment will facilitate shareholder attendance and participation by enabling shareholders to participate from any location around the world and improves our ability to communicate more effectively with our shareholders. We have designed the virtual meeting to provide substantially the same opportunities to participate as you would have at an in-person meeting.
How do I participate in the Virtual Annual Meeting?
We are pleased to use the virtual meeting format to facilitate stockholder attendance, voting and questions by leveraging technology to communicate more effectively and efficiently with our stockholders. This format allows stockholders to participate fully from any location, without the cost of travel.
To participate in the virtual meeting, visit www.virtualshareholdermeeting.com/PRPO2022 and enter the 16-digit control number included on the Notice of Internet Availability of Proxy Materials, the proxy card or the voting instruction form. You may begin to log into the meeting platform beginning at 3:45 p.m. Eastern Time on June 13, 2022. The meeting will begin promptly at 4:00 p.m. Eastern Time on June 13, 2022. We encourage you to access the Annual Meeting before it begins.
Stockholders will also have the opportunity to submit questions during the Annual Meeting through www.virtualshareholdermeeting.com/PRPO2022. Stockholders may submit questions during the Annual Meeting using the “Ask a Question” field on the virtual meeting website. A technical support telephone number will be posted on the log-in page of www.virtualshareholdermeeting.com/PRPO2022 that you can call if you encounter any difficulties accessing the virtual meeting during the check-in or during the meeting.
How do I ask questions during the Virtual Annual Meeting?
Stockholders may submit questions during the Annual Meeting using the “Ask a Question” field on the virtual meeting website.
You will need to log in with your 16-digit control number found on the Notice of Internet Availability of Proxy Materials, the proxy card or the voting instruction form to submit a question.
Time has been allocated on the agenda to respond to questions submitted during the Annual Meeting. Questions we do not answer during the Annual Meeting will be answered in writing and posted on the Company’s website at

www.precipiodx.com/investors.html. Please refer to the Annual Meeting Rules of Conduct and Procedures for more information on how to ask questions. The Rules of Conduct and Procedures are available at www.proxyvote.com and during the Annual Meeting at www.virtualshareholdermeeting.com/PRPO2022.
We encourage you to access the Annual Meeting early. Online check-in will begin approximately 15 minutes before the 4:00 p.m. Eastern Time start time. If you encounter difficulties during the check-in or meeting time, we have technicians available to help you. The technical support contact information will be posted on the virtual meeting login page.
Where may I find copies of Proxy Materials and the Annual Report?
The Notice of Internet Availability of Proxy Materials and Proxy Statement and Annual Report are posted on the Company’s website at www.precipiodx.com/investors.html and at www.proxyvote.com.
What Vote is Required to Approve Each Proposal and How are Votes Counted?
Proposal One: Election of Directors
The directors must be elected by a plurality vote. Our stockholders do not have the right to cumulate votes in the election of directors. If a stockholder votes to “abstain” with respect to this proposal, such stockholder’s shares will not be voted with respect to this proposal. Broker non-votes and withheld votes will not be counted as votes cast for this proposal and as such will have no impact on the outcome of this proposal.

Proposal Two: Ratification of the Appointment of Marcum LLP as our Independent Public Accountant for the Fiscal Year Ending December 31, 2022
The affirmative vote of a majority of the votes cast for this proposal is required to ratify the appointment of the Company’s independent public accountant. Abstentions will be counted towards the tabulation of votes cast on this proposal and will have the same effect as a negative vote. Brokerage firms have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. If a broker does not exercise this authority, such broker non-votes will have no effect on the results of this vote. We are not required to obtain the approval of our stockholders to appoint the Company’s independent accountant. However, if our stockholders do not ratify the appointment of Marcum LLP as the Company’s independent public accountant for the fiscal year ending December 31, 2022, the Audit Committee of the Board may reconsider its appointment.

How are Votes Counted?
Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count, for the election of directors, “For,” “Withhold” and broker non-votes; and, with respect to the other proposals, votes “For” and “Against,” abstentions and broker non-votes. Broker non-votes will not be included in the tabulation of the voting results of any of the proposals and, therefore, will have no effect on such proposals.
What is a Broker Non-Vote?
If your shares are held in street name, you must instruct the organization who holds your shares how to vote your shares. If you sign your proxy card but do not provide instructions on how your broker should vote on “routine” proposals, your broker will vote your shares as recommended by the Board. If you do not provide voting instructions, your shares will not be voted on any “non-routine” proposals. This vote is called a “broker non-vote.” Because broker non-votes are not considered under Delaware law to be entitled to vote at the Annual Meeting, broker non-votes will not be included in the tabulation of the voting results of any of the proposals and, therefore, will have no effect on these proposals.
What Constitutes a Quorum for the Annual Meeting?
The presence, virtually in the meeting or by proxy, of the holders of a majority of the shares entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. Votes of stockholders of record who are present at the Annual Meeting virtually in the meeting or by proxy, abstentions, and broker non-votes are counted for purposes of determining whether a quorum exists.

Householding of Annual Disclosure Documents
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Proxy Availability Notice or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as householding, potentially provides extra convenience for stockholders and cost savings for companies. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards.
This year, a number of brokers with account holders who are our stockholders will be “householding” our proxy materials. A Notice or proxy materials will be delivered in one single envelope to multiple stockholders sharing an address unless contrary instructions have been received from one or more of the affected stockholders. Once you have received notice from your broker that they will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent.
Those stockholders who either (i) do not wish to participate in “householding” and would like to receive their own sets of our annual disclosure documents in future years or (ii) who share an address with another one of our stockholders and who would like to receive only a single set of our annual disclosure documents should follow the instructions described below:
•	Stockholders whose shares are registered in their own name should contact our transfer agent, EQ Shareowner Services, 1110 Centre Pointe Curve Suite 101, Mendota Heights, MN 55120, Tel: 855-217-6361.
•
Stockholders whose shares are held by a broker or other nominee should contact such broker or other nominee directly and inform them of their request. Stockholders should be sure to include their name, the name of their brokerage firm and their account number.

Who is paying for this proxy solicitation?
In addition to mailed proxy materials, our directors, officers and employees may also solicit proxies in person, by telephone, or by other means of communication. We will not pay our directors, officers and employees any additional compensation for soliciting proxies. We may reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.
When are stockholder proposals due for next year’s annual meeting?
At our annual meeting each year, our Board of Directors submits to stockholders its nominees for election as directors. In addition, the Board of Directors may submit other matters to the stockholders for action at the annual meeting.
The required notice must be in writing and received by our Corporate Secretary at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. However, in the event that the date of the annual meeting is advanced by more than 30 days, or delayed by more than 60 days, from the first anniversary of the preceding year’s annual meeting, or if no annual meeting were held in the preceding year, a stockholder’s notice must be so received no earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (A) the 90th day prior to such annual meeting and (B) the tenth day following the day on which public disclosure of the date of such annual meeting was first made.
In addition, any stockholder who meets the requirements of the proxy rules under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”) may submit proposals to the Board of Directors to be presented at the next annual meeting. Such proposals must comply with the requirements of Rule 14a-8 under the Exchange Act and must be submitted in writing by notice delivered or mailed by first-class United States mail, postage prepaid, to our Secretary at our principal executive offices at the address set forth above and must be received not later than December 31, 2022. If the date of the annual meeting is moved by more than 30 days from the date contemplated at the time of the previous year’s proxy statement, then notice must be received within a reasonable time before we begin to print and send proxy materials in order to be considered for inclusion in the proxy materials to be disseminated by the Board of Directors for such annual meeting. We will publicly announce the deadline for submitting a proposal in a press release or in a document filed with the SEC.
Our Amended and Restated Bylaws also provide for separate notice procedures to recommend a person for nomination as a director or to propose business to be considered by stockholders at a meeting. To be considered timely under these provisions, the stockholder’s notice must be received by our Secretary at our principal executive offices at the address set forth above (i) no later than 35 days prior to the date of the annual meeting; provided, however, that if less than 35 days’ notice of a meeting of stockholders is given to the stockholders, such notice must be made or delivered to our Secretary not later than the close of business on the seventh day following the day on which the notice of a meeting was mailed; and (ii) in the case of a special meeting of stockholders, no later than the close of business on the tenth day following the day on which notice of the date of the meeting was mailed. Our Amended and Restated Bylaws also specify requirements as to the form and content of a stockholder’s notice.
The Board of Directors, a designated committee thereof or the chairman of the meeting may refuse to acknowledge the introduction of any stockholder proposal if it is not made in compliance with the applicable notice provisions.
How can I find out the results of the voting at the Annual Meeting?
Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in our Current Report on Form 8-K within four (4) business days after the Annual Meeting.
What Interest Do Officers and Directors Have in Matters to Be Acted Upon?
Members of the Board of Directors and executive officers of the Company do not have any interest in any proposal that is not shared by all other stockholders of the Company except for Proposal One.
Do I Have Dissenters’ Rights of Appraisal?
Our stockholders do not have appraisal rights under Delaware law or under our governing documents with respect to the matters to be voted upon at the Annual Meeting.
Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting to Be Held on Monday June 13, 2022: The Notice of Annual Meeting of Stockholders, our Proxy Statement and our 2021 Annual Report are available at www.proxyvote.com.
The following documents are being made available to all stockholders entitled to notice of and to vote at the Annual Meeting:
1)	This proxy statement.
2)	The accompanying proxy.
3)	Our 2021 Annual Report.
The 2021 Annual Report includes our consolidated financial statements for the fiscal year ended December 31, 2021, but is not a part of this proxy statement. You can also find a copy of our 2021 Annual Report on Form 10-K on the Internet through the Securities and Exchange Commission’s electronic data system called EDGAR at www.sec.gov or through the Investor Relations section of our website at http://precipiodx.com.

VOTING SECURITIES AND BENEFICIAL OWNERSHIP BY
PRINCIPAL STOCKHOLDERS, DIRECTORS AND OFFICERS
Beneficial Ownership of Common Stock
On the Record Date there were 22,708,708 issued and outstanding shares of our common stock.
The following table provides information known to the Company with respect to beneficial ownership of the Company’s common stock by its directors, by its named executive officers, by all of its current executive officers and directors as a group, and by each person the Company believes beneficially owns more than 5% of its outstanding common stock as of the Record Date. Percentage ownership calculations for beneficial ownership for each person or entity are based on 22,708,708 shares outstanding as of Friday April 22, 2022. The number of shares beneficially owned by each person or group as of the Record Date includes shares of the Company’s common stock that such person or group had the right to acquire on or within 60 days after the Record Date, including, but not limited to, upon the exercise of options, warrants to purchase common stock or the conversion of securities into common stock. Except as otherwise indicated in the table below, addresses of named beneficial owners are in care of Precipio, Inc., 4 Science Park, New Haven, CT 06511. Beneficial ownership information of persons other than our current executive officers and directors is based on available information including, but not limited to, Schedules 13D, 13F or 13G filed with the SEC or information supplied by these persons.
Name of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class
Executive Officers and Directors:
Ilan Danieli(1)	174,061	*
Carl R. Iberger(2)	574,915	2.5%
Jeffrey Cossman, M.D.(3)	108,458	*
David S. Cohen(4)	867,364	3.8%
Richard Sandberg(5)	78,476	*
Douglas Fisher, M.D.(3)	86,708	*
Kathleen D. LaPorte(3)	86,241	*
Ron A. Andrews(3)	41,725	*
Matthew Gage(3)	16,926	*
All executive officers and directors as a group (9 persons)(6)	2,034,874	8.5%
*	Represents beneficial ownership of less than 1% of the shares of Common Stock.
(1)
Consists of 11,314 shares of Common Stock owned by IDP Holdings, LLC. (Mr. Danieli is the sole member and manager of IDP Holdings, LLC), 18,232 shares of Common Stock owned by Mr. Danieli pursuant to acquisitions under a 10b5-1 plan and 144,515 shares of Common Stock issuable to Mr. Danieli upon the exercise of stock options that are exercisable or will become exercisable within 60 days after the Record Date.

(2)
Consists of 1,137 shares of Common Stock owned by Mr. Iberger and 573,778 shares of Common Stock issuable to Mr. Iberger upon the exercise of stock options that are exercisable or will become exercisable within 60 days after the Record Date. Mr. Iberger retired from Precipio, Inc. effective March 21, 2022. At the retirement date, 481,637 of Mr. Iberger’s unvested stock options became fully vested. This amount is included in the 573,778 shares of Common Stock issuable to Mr. Iberger upon the exercise of stock options that are exercisable or will become exercisable within 60 days after the Record Date.

(3)	Consists solely of shares of Common Stock issuable upon the exercise of stock options that are exercisable or will become exercisable within 60 days after the Record Date.
(4)
Consists of (i) 692,092 shares of Common Stock; (ii) 88,564 shares of Common Stock issuable upon exercise of warrants to purchase shares of Common Stock that are exercisable or will become exercisable within 60 days after the Record Date; and (iii) 86,708 shares of Common Stock issuable upon the exercise of stock options that are exercisable or will become exercisable within 60 days after the Record Date.

(5)
Consists of 846 shares of Common Stock owned by Mr. Sandberg and 77,630 shares of Common Stock issuable to Mr. Sandberg upon the exercise of stock options that are exercisable or will become exercisable within 60 days after the Record Date.

(6)	Includes shares which may be acquired by executive officers and directors as a group within 60 days after the Record Date through the exercise of stock options or warrants.

PROPOSAL ONE: ELECTION OF DIRECTORS
Board of Directors and Committees
Our Board consists of seven directors which are elected by the holders of our common stock. The Board is divided into three classes, Class I, Class II and Class III, with directors in each class serving for a term of three years.
The term of office of the current Class I, Class II and Class III and the directors representing each class is set out below.
NAME	Term expiry	Class
Ilan Danieli	2022	I
David S. Cohen	2022	I
Douglas Fisher, M.D.	2023	II
Jeffrey Cossman, M.D.	2023	II
Richard Sandberg	2023	II
Kathleen D. LaPorte	2024	III
Ron A. Andrews	2024	III
Upon the expiration of the term of a class of directors, directors in that class will be eligible to be elected for a new three-year term at the Annual Meeting of stockholders in the year in which their term expires.
The Board has nominated Ilan Danieli and David Cohen for election by the stockholders as the Class I directors to serve three-year terms expiring at the Annual Meeting of stockholders in 2025. Each of the nominated directors has expressed his intention to continue to serve on the Board if elected. There are no arrangements or understandings between each of the directors and any other person pursuant to which they were selected as nominees.
Our Amended and Restated Bylaws provide that directors are elected by a plurality vote. Therefore, our directors will be elected as if they are the nominees receiving the highest number of affirmative votes. This means that votes withheld and broker non-votes with respect to the election of the directors will have no effect on the election of such directors. If one of the directors is unable to serve as a director, the Board may nominate a substitute nominee. In that case, the Board will vote all valid proxies that voted in favor of the director that is unable to serve, for the election of the substitute nominee.
Certain biographical information regarding our director nominees and directors continuing in office after the Annual Meeting, including their ages is set forth below in “-Information About Our Board Of Directors”. In each individual’s biography we have highlighted specific experience, qualifications, and skills that have led the Board to conclude that such individual is a valued member of our Board. In addition to these specific attributes, all of our directors have significant expertise in one or more areas of importance to our business and have high-level managerial experience in relatively complex organizations or are accustomed to dealing with complex problems. We believe all of our directors are individuals of high character and integrity, are able to work well with others, and have sufficient time to devote to the affairs of our company.
Vote Required
The nominees for director who receive the greatest number of votes FOR election (also known as a plurality) will be elected as directors. You may vote either FOR all of the nominees, WITHHOLD your vote from all of the nominees or WITHHOLD your vote from any one of the nominees. Votes that are withheld will not be included in the vote tally for the election of directors. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name for the election of directors. As a result, any shares not voted by a beneficial owner will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote.
Recommendation of the Board of Directors
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE DIRECTOR NOMINEES NAMED IN PROPOSAL ONE

INFORMATION ABOUT OUR BOARD OF DIRECTORS
BOARD COMPOSITION
Our Board of Directors is made up of seven individuals, each with a valuable core set of skills, talents and attributes that make them appropriate for our Company’s Board as a whole. When searching for new Board candidates, the Nominating and Governance Committee considers the evolving needs of the Company’s global business and searches for Board candidates that fill any current or anticipated future needs or gaps in skills, experience and overall Board composition.
Board Practices Support Thoughtful Board Composition
Board Composition to Support Company Strategy
The Board and the Nominating and Governance Committee regularly evaluate the size and composition of the Board to ensure appropriate alignment with the Company’s evolving business and strategic needs.
Policy on Board Diversity
The Board believes that it is essential that directors represent diverse perspectives, skills and experience. When evaluating the various qualifications, experiences and backgrounds of Board candidates, the Board reviews and discusses many aspects of diversity such as gender, race, national origin, education, professional experience, geographic representation and differences in viewpoints and skills. To the extent possible, director recruitment efforts include several of these factors and the Board strives to recruit candidates that enhance the Board’s diversity.
Board Refreshment
The Board believes the fresh perspectives brought by new directors are critical to a forward-looking and strategic Board when appropriately balanced by the deep understanding of the Company’s business provided by longer-serving directors.
Director Succession Planning
The Nominating and Governance Committee reviews the short- and long-term strategies and interests of the Company to determine what current and future skills and experience are required of the Board in exercising its oversight function.
Our Board’s Qualifications
As determined by our Board and the Nominating and Governance Committee, all of our directors and director candidates possess the following qualifications:
Director Qualification	Description
Financial Literacy	Directors and candidates should be “financially literate” as such qualification is interpreted by the Board in its business judgment.

Leadership Experience
Directors and candidates should possess significant leadership experience, such as experience in business, finance/accounting, financial services regulation, education or government, and shall possess qualities reflecting a proven record of accomplishment and ability to work with others.

Commitment to Our Values	Directors and candidates shall be committed to promoting our financial success and preserving and enhancing our business and ethical reputation, as embodied in our codes of conduct and ethics.

Absence of Conflicting Commitments	Directors and candidates should not have commitments that would conflict with the time requirement commitments of a director.

Director Qualification	Description
Reputation and Integrity
Directors and candidates shall be of high repute and recognized integrity and not have been convicted in a criminal proceeding (excluding traffic violations and other minor offenses). Such person shall not have been found in a civil proceeding to have violated any federal or state securities or commodities law and shall not be subject to any court or regulatory order or decree limiting his or her business activity, including in connection with the purchase or sale of any security or commodity.

Knowledge and Experience	Directors and candidates should possess knowledge and experience that will complement that of other directors and promote the creation of stockholder value.
The process undertaken by the Nominating and Governance Committee in recommending qualified director candidates is described under “Nominating and Corporate Governance Committee” below. All of our directors bring significant executive leadership derived from their careers and professions. When considering whether our current directors have the experience, qualifications, attributes and skills, taken as a whole, to enable the Board of Directors to satisfy its oversight responsibilities effectively in light of the Company’s business and structure, the Nominating and Governance Committee and the Board of Directors focuses primarily on the information discussed in each of the director’s individual biographies described below.
NAME	AGE	Position	Board member since year
Ilan Danieli	50	Chief Executive Officer Director	2017
David S. Cohen	63	Director Member of the Nominating and Corporate Governance Committee	2017
Douglas Fisher, M.D.	46	Director Chair of the Compensation Committee Member of the Audit Committee	2017
Jeffrey Cossman, M.D.	75	Director Chair of the Nominating and Corporate Governance Committee	2017
Kathleen D. LaPorte	60	Director Chair of the Audit Committee	2018
Richard Sandberg	79	Chairman Director and Member of the Audit Committee	2019
Ron A. Andrews	61	Director Member of the Compensation Committee	2021
Ilan Danieli, Chief Executive Officer

Mr. Danieli, age 50, has served as our Chief Executive Officer and as a member of our board of directors since June 2017. Prior to that, Mr. Danieli was the founder of Precipio Diagnostics LLC and was its Chief Executive Officer from 2011 until 2017. Mr. Danieli has over 20 years managing small and medium-size companies, some of his previous experiences include Chief Operating Officer of Osiris Therapeutics, Inc., a publicly-traded company based in New York City with operations in the US, Canada, Europe and Asia; VP of Operations for Laurus Capital Management, a multi-billion dollar hedge fund; and various other entrepreneurial ventures. Mr. Danieli has a Master’s in Business Administration from the Darden School at the University of Virginia, and a bachelors degree in Economics from Bar-Ilan University in Israel. As founder and Chief Executive Officer of the Company since its inception in 2011, Mr. Danieli has developed a unique understanding of the market need. Mr. Danieli has assembled the Company’s management team and is closely familiar with the team’s skill sets and capabilities needed to execute on the Company’s vision. Furthermore, Mr. Danieli possesses both the operational, financial, sales and marketing background to contribute to the Company’s board decisions on strategy and execution.
David S. Cohen

Mr. Cohen, age 63, was appointed as a director of the Company in November 2017. Mr. Cohen is the Chief Operating Officer and co-owner of Standard Oil of Connecticut, Inc. the largest independent petroleum retailing company in Connecticut. He founded several highly successful ventures, including: Standard Security Systems, a provider of electronic security services; ResCom Energy, a multi-state supplier of deregulated electricity; Moneo Technology Solutions, a provider of security and network infrastructure solutions; and My Gene Counsel, a cancer bioinformatics company. Mr. Cohen is also a highly experienced investor in numerous start-up and early stage businesses. He currently serves on the Boards of: Emme Controls, Foresite MSP, My Gene Counsel, The Platt & LaBonia Company, and Sirona Medical Technologies. Mr. Cohen holds a B.A. from Harvard College and Master’s in Business Administration from the Harvard Business School. Mr. Cohen brings to the Board a wealth of experience as a serial entrepreneur that has built several successful companies, as well as a strong investment track record. Mr. Cohen has been an early-stage investor in Precipio and brings his deep familiarity of the business to help guide management and the Board in its strategy.
Douglas Fisher, M.D.

Dr. Fisher, age 46, was appointed as director of the Company in September 2017. Dr. Fisher is currently a Partner at Revelation Partners, a private equity firm, where he has worked since 2020 as well as a Venture Partner at InterWest Partners LLC, a venture capital firm, where he has worked since March 2009. Dr. Fisher also served as the Chief Business Officer for Sera Prognostics from 2015-2022. Prior to joining InterWest, Dr. Fisher served as Vice President of New Leaf Venture Partners LLC, a private equity firm, from January 2006 to March 2009. Prior to joining New Leaf, Dr. Fisher was a project leader with The Boston Consulting Group, Inc., a global management consulting firm, from November 2003 to February 2006. He currently serves on the board of Aspen Neurosciences, Indi Molecular, Inc., and WeavR Health and previously served on the board of Obalon Therapeutics, Inc., Gynesonics, Inc., Lycera Pharmaceuticals Corp, QuatRx Pharmaceuticals Company, Cardiac Dimensions, PMV Pharmaceuticals, Inc. and Sera Prognostics, Inc. Dr. Fisher holds an A.B. and a B.S. from Stanford University, an M.D. from the University of Pennsylvania School of Medicine and an MBA from The Wharton School of Business at the University of Pennsylvania. Dr. Fisher’s diverse background as both a physician, and an investor in biotech markets, is extremely beneficial to the Board in planning the Company’s strategic growth and how to approach and manage the financial markets.

Jeffrey Cossman, M.D.

Dr. Cossman, age 74, was appointed as a director of the Company in September 2017. From 2014 to 2022, Dr. Cossman was Medical Advisor for Epigenomics AG. from 2010 to 2014, Dr. Cossman was Founder, Chief Executive Officer and Chairman of the Board at United States Diagnostic Standards, Inc.. He is a Co-Founder of the Association for Molecular Pathology (AMP). He was a member of the Board of Directors of The Personalized Medicine Coalition from 2008 to 2014. Dr. Cossman served as Chief Scientific Officer and as member of the Board of Directors of The Critical Path Institute, and as Medical Director of Gene Logic, Inc. He was Professor and Chairman of the Department of Pathology at Georgetown University Medical Center where he was the Oscar Benwood Hunter Chair of Pathology. He served as Senior Investigator in Hematopathology at the National Cancer Institute. Dr. Cossman holds a B.S. from the University of Michigan and an M.D. from the University of Michigan Medical School. He is board-certified in Pathology and trained in Pathology and Hematopathology at the University of Michigan, Stanford University and the National Institutes of Health. The Board believes that, as former Chairman of the Department of Pathology of Georgetown University, a premier academic institution, Dr. Cossman provides significant insight and guidance as to how the company should execute on its model. Furthermore, his experience in the molecular diagnostics field is significant to the Company’s strategy.
Kathleen D. LaPorte

Ms. LaPorte, age 60, was appointed as a director of the Company in 2018. Ms. LaPorte is an executive and venture capital investor with 30 years’ experience building innovative life sciences companies. Ms. LaPorte served as general partner with Sprout Group from 1993 to 2005. Ms. LaPorte was one of the founders of New Leaf Venture Partners in 2005 and served as managing director until 2011. She was a co-founder of Health Tech Capital, a group of healthcare technology focused private and corporate investors. Ms. LaPorte served as chief business officer and later as chief executive officer of Nodality, an immuno-oncology diagnostics company from 2014 to 2016. In addition to the above, Ms. LaPorte served as a member of the audit committee of Affymax Inc from 2002 to 2013. She currently serves as a board member of Phoenix Biotech Acquisition Corp and 89BIO and on the Audit Committee Chair of Bolt Biotherapeutics, Inc., as well as on on several private company boards. Ms. LaPorte has a B.S. in biology from Yale University and an M.B.A. from Stanford University Graduate School of Business. Ms. LaPorte’s experience complements the diverse expertise of our board with relevant skills and network from her years of involvement within the diagnostic sphere

Richard Sandberg, Chairman

Mr. Sandberg, age 79, was appointed as director of the Company in 2019 and has served as our Chairman of the Board of directors since March 2021. Mr .Sandberg is a seasoned executive with a substantial track record as an executive in and a director of emerging diagnostic companies like Precipio. In 1984 Mr. Sandberg founded Dianon Systems, Inc., a leading anatomic pathology laboratory based in Stratford, CT and served at various times as its Chairman, Chief Executive Officer and Chief Financial Officer. More recently, Mr. Sandberg served from 2008 to June of 2019 as Chairman of Oxford Immunotec Global PLC and as a Director from 2008 until its sale to PerkinElmerInc. March, 2021. Between those assignments he served as Chairman and Chief Financial Officer of Lifecodes Corporation, a pioneer in DNA testing technology; Chief Financial Officer and Director of Matritech Inc., a publicly traded biotechnology company specializing in proteomic diagnostic products for the early detection of a variety of cancers; and as Chief Financial Officer of Critical Diagnostics, Inc., a company specializing in developing new diagnostic tests for cardiology. Mr. Sandberg currently serves as the Chairman and Chief Executive Officer of Resolys Bio, Inc, a privately held pharmaceutical company focused on treating chronic traumatic brain injury, a position has held since September 2017. Mr. Sandberg brings substantial market, operational, and financial experience to the Board which can contribute to the Company’s board decisions on strategy and execution.
Ron A. Andrews

Mr. Andrews, age 62, was appointed a director of the Company in March 2021. Mr. Andrews joined the Board of Directors of Oncocyte Corporation as a board member in April 2018 and has served as the President and Chief Executive Officer since July 1, 2019. Mr. Andrews is the founder and former principal of the Bethesda Group, a consulting firm that advises companies in the molecular diagnostics and genomics fields. Prior to founding the Bethesda Group in 2015, Mr. Andrews served as President of the Genetic Sciences Division of Thermo Fisher Scientific from September 2013 to December 2014, and as the President of Medical Sciences Venture for Life Technologies from February 2012 to September 2013 when Life Technologies was acquired by Thermo Fisher. From 2004 to December 2010, Mr. Andrews was the Chief Executive Officer and Vice Chairman of the Board of Directors of Clarient, Inc., a cancer diagnostics company. From December 2010 to February 2012, he served as CEO of GE Molecular Diagnostics after Clarient was acquired by GE Healthcare. Mr. Andrews also held management positions with companies in diagnostics and related medical fields, including Roche Molecular Diagnostics, Immucor, Inc. and Abbott Labs. Mr. Andrews also serves as a director of Oxford ImmunoTec. Mr. Andrews is also a member of the Board of Governors of CancerLinQ LLC, a wholly-owned non-profit subsidiary of the American Society of Clinical Oncology. Mr. Andrews Graduated from Wofford College in 1981 with degrees in Biology and Chemistry. Mr. Andrews’ focus on democratizing important academic capabilities to empower community oncologists and pathologists with diagnostic tools that enable accurate, rapid delivery of important information allowing them to provide the best care for their patient is of significant value to the Company growing its products business.

Code of Business Conduct and Ethics
On March 1, 2021, certain stylistic, technical and administrative amendments to the Company’s Code of Business Conduct and Ethics applicable to directors, officers and employees of the Company and its subsidiaries (including our principal executive officer, principal financial officer, principal accounting officer and controller) as approved by the Board, upon recommendation from the Governance and Nominating Committee, took effect. The Code of Business Conduct and Ethics is available in the Investor Relations section of our website at www.precipiodx.com. In order to satisfy our disclosure requirements under Item 5.05 of Form 8-K, we will disclose amendments to, or waivers of, certain provisions of our Code of Business Conduct and Ethics relating to our chief executive officer, chief financial officer, chief accounting officer, controller or persons performing similar functions on our website promptly following the adoption of any such amendment or waiver. The Code provides that any waivers of, or changes to, the Code that apply to the Company’s executive officers or directors may be made only by the Audit Committee. In addition, the Code includes updated procedures for non-executive officer employees to seek waivers of the Code.
Corporate Governance
Our Board has determined that having an independent director serve as the Chairperson of the Board is in the best interests of our stockholders. Our Chairperson of the Board is Mr. Richard Sandberg. We believe that this leadership structure enhances the accountability of our CEO to the Board and strengthens the Board’s independence from management. While both Mr. Sandberg and Mr. Danieli are actively engaged in significant matters affecting our Company, such as long-term strategy, we believe splitting these leadership positions enables Mr. Danieli to focus his efforts on running our business and managing our Company while permitting Mr. Sandberg to focus on the governance of our Company, including Board oversight.
Anti-Hedging Policy
We have adopted an insider trading policy that, among other things, expressly prohibits all of our employees, including our named executive officers, as well as our directors, and certain of their family members and related entities, from engaging in short sales of our securities, purchases or sales of puts, calls or other derivative securities based on our securities; and purchases of financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds) that are designed to hedge or offset any decrease in the market value of our securities.
Director Attendance at Meetings
Our Board conducts its business through meetings, both in person and telephonic, and by actions taken by written consent in lieu of meetings. During the fiscal year ended December 31, 2021, our Board held thirteen (13) meetings. All directors attended at least 95% of the meetings of our Board and of the committees of our Board on which they served during the fiscal year ended December 31, 2021. Our Board encourages all directors to attend our annual meetings of stockholders unless it is not reasonably practicable for a director to do so.
COMMITTEES OF OUR BOARD OF DIRECTORS
Our Board has established and delegated certain responsibilities to its standing Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee.
Audit Committee
We have a separately designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Exchange Act. The Audit Committee’s primary duties and responsibilities include monitoring the integrity of our consolidated financial statements, monitoring the independence and performance of our independent registered public accounting firm, and monitoring our compliance with applicable legal and regulatory requirements. The functions of the Audit Committee also include reviewing periodically with our independent registered public accounting firm the performance of the services for which they are engaged, including reviewing the scope of the annual audit and its results, reviewing with management and the auditors the adequacy of our internal accounting controls, reviewing with management and the auditors the financial results prior to the filing of quarterly and annual reports, reviewing fees charged by our independent registered public accounting firm and reviewing any transactions between our Company and related parties. Our independent registered public accounting firm reports directly and is accountable solely to the Audit Committee. The Audit Committee has the sole authority to hire and fire the independent registered public accounting firm and is responsible for the oversight of the performance of their duties, including ensuring the independence of the independent registered public accounting firm. The Audit Committee also approves in advance the retention of, and all fees to be paid to, the independent registered public accounting firm. The rendering of any auditing services and all non-auditing services by the independent registered public accounting firm is subject to prior approval of the Audit Committee.
The Audit Committee operates under a written charter which is available in the Investor Relations section of our website at www.precipiodx.com. The Audit Committee is required to be composed of directors who are independent under the rules of the SEC and Nasdaq’s listing standards.
Fiscal year 2021 activity
During fiscal year ended December 31, 2021, the Audit Committee fulfilled its duties and responsibilities as outlined in the charter. The Committee meets at least twice each quarter; once in connection with quarterly Board meetings and once to review the quarterly Form 10-Q or annual Form 10-K. In addition, the Committee meets as needed to address emerging accounting, compliance, or other matters or for educational training. Specifically, the Committee:
•	Reviewed and discussed with management and the independent registered public accounting firm the Company’s consolidated financial statements and related periodic reports filed with the SEC;
•
Met in periodic executive sessions with each of management and the independent registered public accounting firm to discuss the results of the audit by the independent auditors, their evaluations of internal controls, and the overall quality of the Company’s financial reporting, and any other matters as appropriate; and

•	Reviewed the Company’s related party transactions and Policy for Related Party Transactions
The current members of the Audit Committee are directors Ms. LaPorte, the Chairperson of the Audit Committee, Dr. Fisher and Mr. Sandberg, all of whom have been determined by the Board to be independent under the Nasdaq listing standards and rules adopted by the SEC applicable to audit committee members. The Board has determined that Ms. LaPorte, Dr. Fisher and Mr. Sandberg each qualifies as an “audit committee financial expert” under the rules adopted by the SEC and the Sarbanes Oxley Act of 2002. The Audit Committee met eight (8) times during the fiscal year ended December 31, 2021. Four times were during each of the quarterly meetings and four (4) additional were telephonic meetings in conjunction with the filings of the quarterly and annual reports of the Company. The Audit Committee did not take any actions by written consent.
Report of the Audit Committee
The Company’s management is responsible for the preparation of the Company’s consolidated financial statements and for maintaining an adequate system of internal controls and processes for that purpose. Marcum LLP (“Marcum”) acts as the Company’s independent registered public accounting firm and they are responsible for conducting an independent audit of the Company’s annual consolidated financial statements in accordance with auditing standards of the Public Company Accounting Oversight Board (“PCAOB”), and issuing a report on the results of their audit. The Audit Committee is responsible for providing independent, objective oversight of both of these processes.
The Audit Committee has reviewed and discussed the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2021 with management of the Company and with representatives of Marcum. The Audit Committee’s discussions with Marcum also included the matters required by Auditing Standard No. 1300, Auditor Communications, as adopted by the PCAOB. In addition, the Audit Committee received the written disclosures and the letter from Marcum required by applicable requirements of the PCAOB regarding its communications with the Audit Committee concerning independence, and has discussed with Marcum its independence from the Company and its management.

Based on the reviews and discussions described above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, for filing with the SEC.
Kathleen D. LaPorte, Chairperson
Douglas Fisher, M.D.
Richard Sandberg
Compensation Committee
The primary duties and responsibilities of our standing Compensation Committee are to review, modify and approve the overall compensation policies for the Company, including the compensation of the Company’s Chief Executive Officer and other senior management; establish and assess the adequacy of director compensation; and approve the adoption, amendment and termination of the Company’s stock option plans, pension and profit sharing plans, bonus plans and similar programs. The Compensation Committee may delegate to one or more officers the authority to make grants of options and restricted stock to eligible individuals other than officers and directors, subject to certain limitations. Additionally, the Compensation Committee has the authority to form subcommittees and to delegate authority to any such subcommittee. The Compensation Committee also has the authority, in its sole discretion, to select, retain and obtain, at the expense of the Company, advice and assistance from internal or external legal, accounting or other advisors and consultants. Moreover, the Compensation Committee has sole authority to retain and terminate any compensation consultant to assist in the evaluation of director, Chief Executive Officer or senior executive compensation, including sole authority to approve such consultant’s reasonable fees and other retention terms, all at the Company’s expense.
The Compensation Committee considers the risks associated with our compensation policies and practices with respect to both executive compensation and compensation generally. The Compensation Committee considers the Company's long-standing culture, which emphasizes incremental continuous improvement and sustained long-term stockholder value creation, and ensures that these factors are reflected in the design of the Company's compensations plans. Our compensation program is structured so that a considerable amount of our incentive-eligible employees' compensation is tied to the long-term health of the Company. We avoid the type of disproportionately large, annual incentives that could encourage employees to take risks that may not be in our stockholder's long-term interests and we weight our management's incentive compensation toward profitability and long-term performance decisions.
The Compensation Committee operates under a written charter which is available on our website at www.precipiodx.com. All members of the Compensation Committee must satisfy the independence requirements of Nasdaq applicable to compensation committee members. The members of the Compensation Committee are not and have never been officers or employees of the Company or any of its subsidiaries. No directors or executive officers of our Company serve on the compensation committee of another company of which a member of our Compensation Committee is an officer.
The Compensation Committee currently consists of directors Dr. Fisher and Mr. Andrews. Each of the Compensation Committee members has been determined by the Board to be independent under Nasdaq listing standards applicable to compensation committee members. The Compensation Committee met six (6) times in the fiscal year ended December 31, 2021, once during each of the quarterly meetings and two (2) additional telephonic meetings.
Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee identifies, reviews and evaluates candidates to serve on the Board; reviews and assesses the performance of the Board and the committees of the Board; and assesses the independence of our directors. The Nominating and Corporate Governance Committee is also responsible for reviewing the composition of the Board’s committees and making recommendations to the entire Board regarding the chairpersonship and membership of each committee. In addition, the Nominating and Corporate Governance Committee is responsible for developing corporate governance principles and periodically reviewing and assessing such principles, as well as periodically reviewing the Company’s policy statements to determine their adherence to the Company’s Code of Business Conduct and Ethics.
The Nominating and Corporate Governance Committee has adopted a Director Nominees Consideration Policy, whereby Board candidates are identified primarily through suggestions made by directors, management and stockholders of the Company. We have implemented no material changes to the procedures by which stockholders may recommend nominees for the Board. The Nominating and Corporate Governance Committee will consider director nominees recommended by stockholders that are submitted in writing to the Company’s Corporate Secretary in a timely manner and which provide necessary biographical and business experience information regarding the nominee. The Nominating and Corporate Governance Committee has reviewed its Director Nominee Consideration Policy and it does not intend to alter the manner in which it evaluates candidates, including the criteria considered by the Nominating Committee, based on whether or not the candidate was recommended by a stockholder. The Board does not prescribe any minimum qualifications for director candidates, and all candidates for director will be evaluated based on their qualifications, diversity, age, skill and such other factors as deemed appropriate by the Nominating and Corporate Governance Committee given the current needs of the Board, the committees of the Board and the Company. Although the Nominating and Corporate Governance Committee does not have a specific policy on diversity, it considers the criteria noted above in selecting nominees for directors, including members from diverse backgrounds who combine a broad spectrum of experience and expertise. Absent other factors which may be material to its evaluation of a candidate, the Nominating and Corporate Governance Committee expects to recommend to the Board for selection incumbent directors who express an interest in continuing to serve on the Board. Following its evaluation of a proposed director’s candidacy, the Nominating and Corporate Governance Committee will make a recommendation as to whether the Board should nominate the proposed director candidate for election by the stockholders of the Company.
The Nominating and Corporate Governance Committee operates under a written charter which is available on our website at www.precipiodx.com. No member of the Nominating and Corporate Governance Committee may be an employee of the Company and each member must satisfy the independence requirements of Nasdaq and the SEC.
The Nominating and Corporate Governance Committee currently consists of directors Dr. Cossman and Mr. Cohen each of whom has been determined by the Board to be independent under the Nasdaq listing standards. The Nominating and Corporate Governance Committee met four (4) times in the fiscal year ended December 31, 2021, once during each of the quarterly meetings and did not take any actions by written consent.
The following matrix highlights the mix of key skills, qualities, attributes, and experiences of the board members that, among other factors, led the Nominating and Corporate Committee to recommend the individuals for election to the Board. The matrix is intended to depict notable areas of focus for each director, and not having a mark does not mean that a particular director does not possess that qualification or skill. Nominees have developed competencies in these skills through education, direct experience, and oversight responsibilities. The demographic information presented below is based on voluntary self-identification by each nominee. Additional biographical information on each nominee is set out below starting on page 10 above.
Director Skills and Demographic Matrix
	Sandberg	Danieli	LaPorte	Fisher	Cossman	Cohen	Andrews
Core

Leadership	•	•	•	•	•	•	•

Corporate Governance	•	•	•	•	•	•	•

Risk Management	•	•	•	•	•	•	•

Financial	•	•	•	•	•	•	•

Strategic

Global Business and Operations	•	•	•	•	•	•	•

Brand and Marketing	•	•	•		•	•

People and Culture	•	•	•	•	•	•	•

	Sandberg	Danieli	LaPorte	Fisher	Cossman	Cohen	Andrews

Innovation and Technology	•	•		•	•		•

Identity

Gender Expression	Male	Male	Female	Male	Male	Did not Disclose Demographic Background	Male
Race/Ethnicity	White	Middle Eastern	White	White	White	Did not Disclose Demographic Background	White
Corporate Governance Best Practice summary
Precipio’s Board oversees the CEO and other senior management in the competent and ethical operation of Precipio on a day-to-day basis and assures that the long-term interests of stockholders are being served.
Board Composition and Independence	Board and Committee Practices	Stockholder Rights
• All directors are independent except CEO

• Separation of the Chair and CEO roles

• 100% independent committees

• Executive sessions provided for all quarterly Board and committee meetings

• Board has significant interaction with senior management and access to other employees

• All members of the Audit Committee are financial experts

• 95% attendance by directors at Board and committee meetings in 2021

• Commitment to diversity of board composition in terms of gender, race, national origin, education, professional experience, geographic representation and difference in viewpoints and skills
• Single class of stock with equal voting rights • Annual elections for directors depending on their class • Proxy access for stockholders
Oversight of Risk Management
Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including economic risks, financial risks, legal and regulatory risks and others, such as the impact of competition. Management is responsible for the day-to-day management of the risks that we face, while our Board, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, our Board is responsible for satisfying itself that the risk management processes designed and implemented by management are adequate and functioning as designed. Our Board assesses major risks facing our Company and options for their mitigation in order to promote our stockholders’ interests in the long-term health of our Company and our overall success and financial strength. A fundamental part of risk management is not only understanding the risks a company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for us. The involvement of our full Board in the risk oversight process allows our Board to assess management’s appetite for risk and also determine what constitutes an appropriate level of risk for our Company. Our Board regularly includes agenda items at its meetings relating to its risk oversight role and meets with various members of management on a range of topics, including corporate governance and regulatory obligations, operations and significant transactions, risk management, insurance, pending and threatened litigation and significant commercial disputes.

While our Board is ultimately responsible for risk oversight, various committees of our Board oversee risk management in their respective areas and regularly report on their activities to our entire Board. In particular, the Audit Committee has the primary responsibility for the oversight of financial risks facing our Company. The Audit Committee’s charter provides that it will discuss our major financial risk exposures and the steps we have taken to monitor and control such exposures. Our Board has also delegated primary responsibility for the oversight of all executive compensation and our employee benefit programs to the Compensation Committee. The Compensation Committee strives to create incentives that encourage a level of risk-taking behavior consistent with our business strategy.
We believe the division of risk management responsibilities described above is an effective approach for addressing the risks facing our Company and that our Board’s leadership structure provides appropriate checks and balances against undue risk taking.
Communications with the Board of Directors
Stockholders and other parties may communicate directly with the Board of Directors or the relevant board member by addressing communications to:
Precipio, Inc.
c/o Corporate Secretary
4 Science Park
New Haven, CT 06511
You may submit your concern anonymously or confidentially by postal mail. You may also indicate whether you are a stockholder, customer, supplier, or other interested party. All stockholder correspondence will be compiled by our corporate secretary. Communications will be distributed to the Board of Directors, or to any individual director or directors as appropriate, depending on the facts and circumstances outlined in the communications. A copy of any such written communication may also be forwarded to Precipio’s legal counsel and a copy of such communication may be retained for a reasonable period of time. The director may discuss the matter with Precipio’s legal counsel, with independent advisors, with non-management directors, or with Precipio’s management, or may take other action or no action as the director determines in good faith is necessary, using reasonable judgment, and applying his or her own discretion. Items that are unrelated to the duties and responsibilities of the Board of Directors may be excluded, such as:
•	junk mail and mass mailings;
•	resumes and other forms of job inquiries;
•	surveys; and
•	solicitations and advertisements.
In addition, any material that is unduly hostile, threatening, or illegal in nature may be excluded, provided that any communication that is filtered out will be made available to any independent director upon request.
The audit committee oversees the procedures for the receipt, retention, and treatment of complaints received by Precipio regarding accounting, internal accounting controls, or audit matters, and the confidential, anonymous submission by employees and third parties of concerns regarding questionable accounting, internal accounting controls or auditing matters. We have also established a toll-free telephone number for the reporting of such activity, which is 1-844-703-8157.
Director Independence
Our Company is governed by our Board. Currently, each member of our Board, other than Ilan Danieli, our Chief Executive Officer, is an independent director and all standing committees of our Board are composed entirely of independent directors, in each case under Nasdaq’s independence definition applicable to boards of directors. For a director to be considered independent, our Board must determine that the director has no relationship which, in the opinion of our Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Members of the Audit Committee also must satisfy a separate SEC independence requirement, which provides that they may not accept directly or indirectly any consulting, advisory or other compensatory fee from us or any of our subsidiaries other than their directors’ compensation. In addition, under SEC rules, an Audit Committee member who is an affiliate of the issuer (other than through service as a director) cannot be deemed to be independent. In determining the independence of members of the Compensation Committee, Nasdaq listing standards require our Board to consider certain factors, including but not limited to: (1) the source of compensation of the director, including any consulting, advisory or other compensatory fee paid by us to the director, and (2) whether the director is affiliated with us, one of our subsidiaries or an affiliate of one of our subsidiaries. Under our Compensation Committee Charter, members of the Compensation Committee also must qualify as “outside directors” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and as “non-employee directors” for purposes of Rule 16b-3 under the Exchange Act. The independent members of the Board are Ms. LaPorte, Dr. Cossman, M.D., Dr. Fisher, M.D., Mr. Andrews,Mr. Sandberg and Mr. Cohen.
Family Relationships
There are no family relationships among the officers and directors, nor are there any arrangements or understanding between any of the Directors or Officers of our Company or any other person pursuant to which any Officer or Director was or is to be selected as an officer or director.
Involvement in Certain Legal Proceedings
During the past ten years, none of our directors, executive officers, promoters, control persons, or nominees has been:
•
the subject of any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

•	convicted in a criminal proceeding or is subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
•
subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or any Federal or State authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities;

•	found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law;
•
the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of (a) any Federal or State securities or commodities law or regulation; (b) any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or (c) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

•
the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act and the rules of the SEC require our directors, certain officers and beneficial owners of more than 10% of our outstanding common stock to file reports of their ownership and changes in ownership of our common stock with the SEC. Based solely on our review of the copies of such forms received by us and upon written representations of the Reporting Persons received by us, we believe that, except for the late filings set out herewith, there has been compliance with all Section 16(a) filing requirements applicable to such Reporting Persons with respect to the fiscal year ended December 31, 2021:
Mr. Cohen filed late two Form 4s in respect of the sale of a total of 110,140 shares of the Company. On May 27, 2021, Mr. Cohen sold 40,178 shares of the Company and on June 10, 2021 Mr. Cohen sold 69,962 shares of the Company. Both sales were completed through a brokerage account. The sales were made pursuant to Rule 144. Upon review of the filings conducted by the Company’s in-house compliance team, we noted that Mr. Cohen did not file Form 4s in respect of the aforementioned sales. On review of the matter it was evident that the brokerage firm failed to file these forms on Mr. Cohen’s behalf. Immediately upon finding out the status, Mr. Cohen filed the Form 4s on August 3, 2021 to reflect the sales.
Mr. Danieli filed a late Form 4, on December 10, 2021, eight days subsequent to the date required to file the Form 4 to report an acquisition of stock pursuant to 10b5-1 plan which was acquired on behalf of Mr. Danieli’s account by the brokerage firm entrusted to carry out the purchases made on December 1, 2021. The late reporting was due to failure by the brokerage firm to inform Mr. Danieli of the acquisition.
Culture and Human Capital Management
Recruiting, developing and engaging our workforce is critical to executing our strategy and achieving business success. The board oversees and is regularly updated on the company’s leadership development and talent management strategies designed to recruit, develop and retain business leaders who can drive the Company’s growth objectives and build long-term stockholder value. Our board is continuously focused on culture and human capital management priorities for promoting a safe, inclusive and respectful work environment, where employees across our entire workforce feel empowered to speak on issues important to them, inspired to act ethically and with integrity and raise concerns and encouraged to implement new and innovative ideas in the best interests of the business.
The board is keenly interested in ensuring that the Company maintains and promotes a culture that fosters the values, behaviors and attributes necessary to advance the Company’s business strategy and purpose. To foster employee engagement and commitment, we follow a robust process to listen to employees, take action and measure our progress with on-going employee conversations, transparent communications and employee engagement surveys. The Board receives regular updates on matters of employee culture and engagement.
Related Person Transactions
There have been no transactions since January 1, 2020 to which we have been a participant in which the amount involved exceeded or will exceed $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years, and in which any of our directors, executive officers or holders of more than 5% of our capital stock, or any members of their immediate family, had or will have a direct or indirect material interest, other than compensation arrangements which are described under “Executive Compensation” and “Director Compensation,” and other than the transactions described below.
As disclosed in the Company’s Form 8-K filed on April 23, 2018 and amended on April 26, 2018, on April 20, 2018, the Company entered into a securities purchase agreement (the “2018 Note Agreement”) with certain investors (the “April 2018 Investors”), pursuant to which the Company would issue up to approximately (i) $3,296,703 in Senior Secured Convertible Promissory Notes with an interest rate of 8% per annum and an original issue discount of 9% (the “ Bridge Notes”) and (ii) warrants in an amount equal to the number of shares of common stock issuable upon conversion of the Bridge Notes based on the conversion price at the time of issuance (the “Convertible Debt Transaction”). Some of the warrants were issued with a one-year term and some with a five-year term.
As previously disclosed in our 2021 Proxy Statement filed on Form DEF 14A with the SEC on April 29, 2021, since April 2018, we amended the terms of the Bridge Notes and warrants issued in connection therewith. In connection with this transaction, a member of our board of directors, Mr. David S. Cohen was issued an aggregate of $439,560 in principal of the Bridge Notes and issued warrants to purchase 74,539 shares of our common stock. The Bridge Notes issued to Mr. Cohen have been converted into 744,840 shares of common stock. See “SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT” for more information related to Mr. Cohen’s ownership of our securities.

INFORMATION ABOUT OUR EXECUTIVE OFFICERS
Our executive officers, their ages and their respective positions are as follows:
Ilan Danieli, Founder & Chief Executive Officer, age 50
Mr. Danieli’s biography is set forth above in “INFORMATION ABOUT OUR BOARD OF DIRECTORS-Our Board’s Qualifications.
Matthew Gage, Interim Chief Financial Officer, age 55
Mr. Gage was appointed Interim Chief Financial Officer of Precipio, Inc. effective March 21, 2022. Mr. Gage served as Director of Financial Reporting and Analysis of Precipio, Inc. since joining the Company in June 2017 following its acquisition of Transgenomic Inc., where he was Director of Financial Reporting and Analysis from 2014 until the acquisition. Mr. Gage has over 30 years of experience in company finance, 25 years of which being with publicly traded companies. Mr. Gage holds a Bachelor of Science Degree in Business Administration from Bryant University.
Carl Iberger, Chief Financial Officer, age 68, Retired March 21, 2022
Mr. Iberger was named Chief Financial Officer in October 2016 until his retirement from Precipio on March 21, 2022. From 1990 through 2015, Mr. Iberger held the positions of Chief Financial Officer and Executive Vice President at Dianon Systems, DigiTrace Care Services and SleepMed, Inc. Mr. Iberger has significant diagnostic healthcare experience in mergers and acquisitions, private equity transactions, public offerings and executive management in high growth environments. Mr. Iberger holds a Masters Degree in Finance from Hofstra University and a Bachelor of Science Degree in Accounting from the University of Connecticut.
Overview
Our executive compensation programs are designed to attract, motivate, incentivize and retain our executive officers, who contribute to our long-term success. Pay that is competitive, rewards performance and effectively aligns the interests of our executive officers with those of our long-term stockholders is key to our compensation program design and decisions. We structure our executive compensation programs to be heavily weighted towards long-term equity incentives that correlate with the growth of sustainable long-term value for our stockholders.
As a smaller reporting company, we have opted to comply with the executive compensation disclosure rules applicable to “smaller reporting companies,” as such term is defined in the rules promulgated under the Securities Act. Included in this discussion is specific information about the compensation earned or paid in fiscal 2021 to the following named executive officers: (i) the individual who served as Chief Executive Officer of the Company during fiscal 2021 and (ii) the next three most highly compensated executive officers of the Company during fiscal 2021 (the “Named Executive Officers”). Our Named Executive Officers for fiscal 2021 are:
•	Ilan Danieli, our Chief Executive Officer and Founder;
•	Carl R. Iberger, our Chief Financial Officer;
•	Ahmed Zaki Sabet, our Chief Operations Officer; and
•	Ayman A. Mohamed, our Vice President of Research and Development.

Summary Executive Compensation Table
The following table sets forth compensation awarded to, paid to or earned by our named executive officers for services rendered during fiscal years ended December 31, 2020 and 2021.
Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Option Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Ilan Danieli, Chief Executive Officer	2021	300,000	165,000	1,245,732	15,960	1,726,692
	2020	261,218	60,000	117,600	13,674	452,492
Carl R. Iberger, Chief Financial Officer	2021	250,000	90,000	905,832	13,225	1,259,057
	2020	216,025	75,000	129,360	11,551	431,936
Ahmed Zaki Sabet, Chief Operations Officer	2021	172,917	40,000	748,000	16,112	977,029
	2020	139,904	15,000	64,760	13,890	233,554
Ayman A. Mohamed, VP R&D	2021	175,000	60,000	748,000	19,500	1,002,500
	2020	162,548	15,000	70,720	14,558	262,826
(1)	The amounts in this column represent discretionary annual cash bonuses that each of our named executive officers earned in each respective fiscal year and paid the next fiscal year.
(2)
The amounts in this column reflect the aggregate grant date fair value of the stock option awards granted during the respective fiscal year as computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, excluding the effect of estimated forfeitures. The amounts shown may not correspond to the actual value that may be recognized by the named executive officers. For a full description of the assumptions we use in calculating these amounts, see Note 13 to our audited financial statements for fiscal year ended December 31, 2021, which is included in our annual report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on March 30, 2022. Our named executive officers will only realize compensation to the extent the trading price of our common stock is greater than the exercise price of such stock options on the date the options are exercised.

(3)
Amounts represent employee portion of health insurance premiums paid by the Company on behalf of the executives and their dependents, which is different than the coverage offered to the Company’s regular employees.

Narrative to 2021 Summary Compensation Table
Base Salary
We use base salaries to recognize the experience, skills, knowledge and responsibilities required of all our employees, including our named executive officers. Base salaries are reviewed annually, typically in connection with our annual performance review process, which are adjusted from time to time to realign salaries with market levels after taking into account individual responsibilities, performance and experience. None of our 2021 named executive officers is currently party to an employment agreement or other agreement or arrangement that provides for automatic or scheduled increases in base salary. During fiscal 2021, the annual base salaries for Messrs. Danieli, Iberger, and Mohamed were $300,000, $250,000, and $175,000, respectively. During fiscal 2021 and effective February 1, 2021, Mr. Sabet’s annual base salary was increased by $25,000 to a new annual base salary of $175,000.
Cash Incentive Compensation/Bonuses
During fiscal 2021, Messrs. Danieli, Iberger, Sabet, and Mohamed earned bonuses in the amounts as set forth in the “Summary Compensation Table” above.
Equity Compensation
Although we do not have a formal policy with respect to the grant of equity incentive awards to our executive officers, we believe that equity grants provide our executives with a strong link to our long-term performance, create an ownership culture and help to align the interests of our executives and our stockholders. In addition, we believe that equity grants with a time-based vesting feature promote executive retention because this feature incentivizes our executive officers to remain in our employment during the vesting period. Accordingly, our board of directors periodically reviews the equity incentive compensation of our named executive officers and may grant equity incentive awards to them from time to time. None of our executive officers is currently party to an employment agreement that provides for an automatic grant of long-term equity incentives. During fiscal 2021, we granted stock options to each of our named executive officers, as described in more detail in the “Outstanding Equity Awards at 2021 Year End” table below.

401(k) Savings Plan
We maintain a 401(k) retirement savings plan for the benefit of our employees, including our named executive officers, who satisfy certain eligibility requirements. Under the 401(k) plan, eligible employees may elect to defer a portion of their compensation, within the limits prescribed by the Code, on a pre-tax or after-tax (Roth) basis, through contributions to the 401(k) plan. The 401(k) plan is intended to qualify under Sections 401(a) and 501(a) of the Code. As a tax-qualified retirement plan, pre-tax contributions to the 401(k) plan and earnings on those pre-tax contributions are not taxable to the employees until distributed from the 401(k) plan, and earnings on Roth contributions are not taxable when distributed from the 401(k) plan. The 401(k) plan authorizes employer discretionary match contributions. Currently we do not match contributions that eligible participants make to the 401(k) plan.
Health and Welfare Benefits
Our named executive officers, like all full-time employees, are eligible to participate in our health and welfare benefit plans. In addition, the Company pays the entire monthly premium for such health and welfare benefits for our named executive officers and their dependents, as described in more detail in the “Summary Executive Compensation” table above.
Perquisites and Personal Benefits
We generally do not provide perquisites to our executives.

2021 Grants of Option Plan-Based Awards to Executives
The following table sets forth certain information with respect to grants of plan-based awards in fiscal year ended December 31, 2021 to our named executive officers. The stock option awards granted in fiscal year ended December 31, 2021 were granted under the Company’s 2017 Stock Option and Incentive Plan, as amended (the “2017 Plan”). During the fiscal year ended December 31, 2021, no other equity awards were granted to our named executive officers. See the notes below the table for details on option vesting schedules.
Name	Grant Date	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Price of Option Awards ($/sh)(1)	Grant Date Fair Value of Option Awards ($)(2)
Ilan Danieli Stock options(3)
	1/4/2021	66,666	2.10	133,332
	8/3/2021	360,000	3.22	1,112,400

Carl R. Iberger(4) Stock options(3)
	1/4/2021	66,666	2.10	133,332
	8/3/2021	250,000	3.22	772,500

Ahmed Zaki Sabet Stock options(3)
	1/4/2021	66,000	2.10	132,000
	7/8/2021	200,000	3.21	616,000

Ayman A. Mohamed Stock options(3)
	1/4/2021	66,000	2.10	132,000
	7/8/2021	200,000	3.21	616,000
(1)	The exercise price of the stock awards represent the fair market value of our common stock on the date of grant as defined in the 2017 Plan.
(2)
The amount in this column reflects the aggregate grant date fair value of each stock award granted in accordance with ASC 718, excluding the effect of estimated forfeitures. The amounts shown may not correspond to the actual value that may be recognized. The fair value calculation of options granted during the fiscal year ended December 31, 2021 used the following assumptions: risk free interest rates of 0.50% to 0.90% based on the U.S. Treasury yield in effect at the time of grant; expected life of six years; and volatility of 163% to 167% based on historical volatility of the Company’s common stock over a time that is consistent with the expected life of the option. Our named executive officers will only realize compensation to the extent the trading price of our common stock is greater than the exercise price of such stock options on the date the options are exercised.

(3)
The award vests over a four year period. Twenty-five percent (25%) of the options vest on the first anniversary of the grant and thereafter the reminder shall vest by 36 equal monthly installments and so long as the executive officer remains an employee of the Company or a Subsidiary on such dates.

(4)
Mr. Iberger retired as Chief Financial Officer effective March 21, 2022. Also effective March 21, 2022, in connection with his retirement and per the terms of his stock option agreements, all of Mr. Iberger’s unvested stock options became fully vested.

Outstanding Equity Awards at Fiscal 2021 Year-End
The following table sets forth information regarding all outstanding option awards held by our named executive officers as of December 31, 2021. All stock options in the table below were granted under the Company’s 2017 Stock Option and Incentive Plan, as amended (the “2017 Plan”).
		Stock Option Awards(1)
Name	Option Award Grant Date	Number of Securities Underlying Unexercised Options (#) (Exercisable)	Number of Securities Underlying Unexercised Options (#) (Unexercisable)	Option Exercise Price ($)	Option Expiration Date
Ilan Danieli	9/26/2017(2)	4,445	—	28.05	9/26/2027
	2/16/2018	63,890	2,777	10.65	2/16/2028
	3/18/2019	11,459	5,208	2.25	3/18/2029
	1/16/2020	28,750	31,250	2.14	1/16/2030
	1/4/2021	—	66,666	2.10	1/4/2031
	8/3/2021	—	360,000	3.22	8/3/2031

Carl Iberger	9/26/2017(2)	4,445	—	28.05	9/26/2027
	2/16/2018	19,167	833	10.65	2/16/2028
	3/18/2019	11,459	5,208	2.25	3/18/2029
	1/16/2020	31,625	34,375	2.14	1/16/2030
	1/4/2021	—	66,666	2.10	1/4/2031
	8/3/2021	—	250,000	3.22	8/3/2031

Ahmed Zaki Sabet	2/16/2018	17,571	763	10.65	2/16/2028
	3/18/2019	11,459	5,208	2.25	3/18/2029
	1/16/2020	14,375	15,625	2.14	1/16/2030
	7/2/2020	1,771	3,229	1.30	7/2/2030
	1/4/2021	—	66,000	2.10	1/4/2031
	7/8/2021	—	200,000	3.21	7/8/2031

Ayman A. Mohamed	2/16/2018	17,571	763	10.65	2/16/2028
	3/18/2019	11,459	5,208	2.25	3/18/2029
	1/16/2020	14,375	15,625	2.14	1/16/2030
	7/2/2020	3,542	6,458	1.30	7/2/2030
	1/4/2021	—	66,000	2.10	1/4/2031
	7/8/2021	—	200,000	3.21	7/8/2031
(1)
Except as noted below, all of the shares subject to the option award vests over a four year period. Twenty-five percent (25%) of the shares subject to the option vest on the first anniversary of the grant date and the remaining seventy-five (75%) of shares subject to the option vest in 36 equal monthly installments thereafter, provided that the executive officer remains an employee of the Company or a Subsidiary as of the applicable vesting date. Pursuant to the applicable executive officer’s employment agreement, upon a termination of employment without cause or upon a resignation of employment for good reason, 100% of the unvested shares subject to the option will vest and become exercisable as of the date of termination.

(2)	The shares subject to the option are fully vested.
Fiscal Year 2021 Option Exercises
No stock options were exercised by any of our named executive officers during the fiscal year ended December 31, 2021.
Compensation Arrangements and Employment Agreement with our Named Executive Officers
The Company has entered into employment agreements with each of Mr. Danieli, Mr. Iberger, Mr. Sabet, and Mr. Mohamed.

Employment Agreement with Mr. Ilan Danieli
On August 7, 2018, the Company entered into a revised employment agreement with Ilan Danieli, effective as of that date (the “Danieli Employment Agreement”), in connection with his existing role as Chief Executive Officer of the Company, which set forth his annual base salary, his eligibility to receive an annual bonus in accordance with the recommendations made by the Compensation Committee of the Board or a majority of the independent members of the Board, and his eligibility to participate in the Company’s health plan and benefits on terms available to other Company employees.
In addition, under the Danieli Employment Agreement, Mr. Danieli shall be eligible to receive stock options or other equity incentive awards in the Company subject to approval of the Compensation Committee of the Board. The Danieli Employment Agreement subjects Mr. Danieli to certain restrictive covenants, including confidential and proprietary information covenants, 12-month non-competition and non-solicitation covenants and the Danieli Employment Agreement also includes a 280G clawback.
In the event of a termination of employment by the Company without cause or upon a termination of employment by Mr. Danieli for good reason (as such terms are defined in the Danieli Employment Agreement), Mr. Danieli, subject to execution of a release, shall be entitled to (i) 9 months of continued annual base salary at a rate equal to $200,000, less applicable withholding; (ii) a monthly cash payment equal to the monthly employer contribution the Company would have made to provide group health, dental and all other insurance coverages to Mr. Danieli and his family, if Mr. Danieli is eligible for and elects COBRA benefits, for a period of 9 months; and (iii) accelerated vesting of all unvested stock options or equity awards.
Upon death or termination of employment by virtue of disability, Mr. Danieli (or his estate or beneficiaries as applicable) shall have no right to receive any compensation or benefit pursuant to the terms of the agreement on and after the effective date of the termination of employment other than (i) annual salary earned and accrued under the agreement prior to the effective date of termination; (ii) earned, accrued and vested benefits and paid time off under the agreement prior to the effective date of termination, subject to the terms of the plans applicable thereto (and any applicable laws and regulations); and (iii) reimbursement under the Agreement for expenses incurred prior to the effective date of termination, subject to the terms of the agreement and the policies applicable thereto.
If a sale event occurs (as defined in the Danieli Employment Agreement) and the Company, its subsidiaries or a successor entity, as the case may be, terminates the employment agreement and the employment of Mr. Danieli without cause or Mr. Danieli terminates the agreement and his employment for good reason, in either case within 12 months following such sale event, then Mr. Danieli shall be entitled to (i) 12 months of his base salary at a rate equal to (a) the base salary in effect at the date of termination or (b) $200,000, payable in a lump sum; (ii) 12 months of bonus payout earned at 100% of plan; (iii) a monthly cash payment equal to the monthly employer contribution the Company would have made to provide group health, dental and all other insurance coverages to Mr. Danieli and his family, if Mr. Danieli is eligible for and elects COBRA benefits, for a period of 12 months; and (iv) accelerated vesting of all unvested stock options or equity awards..
Employment Agreement with Mr. Carl Iberger
On August 7, 2018, the Company entered into a revised employment agreement with Carl Iberger, effective as of that date (the “Iberger Employment Agreement”), in connection with his existing role as Chief Financial Officer of the Company, which set forth his annual base salary, his eligibility to receive an annual bonus in accordance with the recommendations made by the Compensation Committee of the Board, and his eligibility to participate in the Company’s health plan and benefits on terms available to other Company employees.
In addition, under the Iberger Employment Agreement, Mr. Iberger is eligible to receive stock options or other equity incentive awards in the Company subject to approval of the Compensation Committee of the Board. The Iberger Employment Agreement subjects Mr. Iberger to certain restrictive covenants, including confidential and proprietary information covenants, 12-month non-competition and non-solicitation covenants and the Iberger Employment Agreement contains a 280G clawback.
In the event of a termination of employment by the Company without cause or upon a termination of employment by Mr. Iberger for good reason (as such terms are defined in the Iberger Employment Agreement), subject to execution of a release, Mr. Iberger shall be entitled to (i) 9 months of continued annual base salary at a rate equal to $200,000, less applicable withholding; (ii) a monthly cash payment equal to the monthly employer contribution the Company would have made to provide group health, dental and all other insurance coverages to

Mr. Iberger and his family, if Mr. Iberger is eligible for and elects COBRA benefits for a period of 9 months; and (iii) accelerated vesting of all unvested stock options or equity awards.
Upon death or termination of employment by virtue of disability, Mr. Iberger (or his estate or beneficiaries as applicable) had no right to receive any compensation or benefit pursuant to the terms of the agreement on and after the effective date of the termination of employment other than (i) annual salary earned and accrued under the agreement prior to the effective date of termination; (ii) earned, accrued and vested benefits and paid time off under the agreement prior to the effective date of termination, subject to the terms of the plans applicable thereto (and any applicable laws and regulations); and (iii) reimbursement under the Agreement for expenses incurred prior to the effective date of termination, subject to the terms of the agreement and the policies applicable thereto.
If a sale event occurs (as defined in the Iberger Employment Agreement) and the Company, its subsidiaries or a successor entity, as the case may be, terminates the employment agreement and the employment of Mr. Iberger without cause or Mr. Iberger terminates the agreement and his employment for good reason, in either case within 12 months following such sale event, then Mr. Iberger shall be entitled to receive shall be entitled to (i) 12 months of his base salary at a rate equal to (a) the base salary in effect at the date of termination or (b) $200,000, payable in a lump sum; (ii) 12 months of bonus payout earned at 100% of plan; (iii) a monthly cash payment equal to the monthly employer contribution the Company would have made to provide group health, dental and all other insurance coverages to Mr. Iberger and his family, if Mr. Iberger is eligible for and elects COBRA benefits, for a period of 12 months; and (iv) accelerated vesting of all unvested stock options or equity awards.
Employment Agreement with Mr. Ahmed Zaki Sabet
On August 7, 2018, the Company entered into a revised employment agreement with Ahmed Zaki Sabet, effective as of that date (the “Sabet Employment Agreement”), in connection with his existing role as Chief Operations Officer of the Company, which set forth annual base salary, his eligibility to receive an annual bonus in accordance with the recommendations made by the Compensation Committee of the Board, and his eligibility to participate in the Company’s health plan and benefits on terms available to other Company employees.
In addition, under the Sabet Employment Agreement, Mr. Sabet shall be eligible to receive stock options or other equity incentive awards in the Company subject to approval of the Compensation Committee of the Board. The Sabet Employment Agreement subjects Mr. Sabet to certain restrictive covenants, including confidential and proprietary information covenants, 12-month non-competition and non-solicitation covenants and the Sabet Employment Agreement includes a 280G clawback.
In the event of a termination of employment by the Company without cause or upon a termination of employment by Mr. Sabet for good reason (as such terms are defined in the Sabet Employment Agreement), Mr. Sabet shall be entitled to (i) 9 months of continued annual base salary at a rate equal to $150,000, less applicable withholding (ii) a monthly cash payment equal to the monthly employer contribution the Company would have made to provide group health, dental and all other insurance coverages to Mr. Sabet and his family, if Mr. Sabet is eligible for and elects COBRA benefits for a period of 9 months and (iii) accelerated vesting of all unvested stock options or equity awards.
Upon death or termination of employment by virtue of disability, Mr. Sabet (or his estate or beneficiaries as applicable) shall have no right to receive any compensation or benefit pursuant to the terms of the agreement on and after the effective date of the termination of employment other than (i) annual salary earned and accrued under the agreement prior to the effective date of termination (ii) earned, accrued and vested benefits and paid time off under the agreement prior to the effective date of termination, subject to the terms of the plans applicable thereto (and any applicable laws and regulations); and (iii) reimbursement under the Agreement for expenses incurred prior to the effective date of termination, subject to the terms of the agreement and the policies applicable thereto.
If a sale event occurs (as defined in the Sabet Employment Agreement) and the Company, its subsidiaries or a successor entity, as the case may be, terminates the employment agreement and the employment of Mr. Sabet without cause or Mr. Sabet terminates the agreement and his employment for good reason, in either case within 12 months following such sale event, then Mr. Sabet shall be entitled to receive (i) 12 months of his base salary at a rate equal to (a) the base salary in effect at the date of termination or (b) $150,000, payable in a lump sum; (ii) 12 months of bonus payout earned at 100% of plan; (iii) a monthly cash payment equal to the monthly employer contribution the Company would have made to provide group health, dental and all other insurance coverages to Mr. Sabet and his family, if Mr. Sabet is eligible for and elects COBRA benefits, for a period of 12 months; and (iv) accelerated vesting of all unvested stock options or equity awards.

Employment Agreement with Mr. Ayman Mohamed
On August 7, 2018, the Company entered into a revised employment agreement with Ayman Mohamed, effective as of that date (the “Mohamed Employment Agreement”), in connection with his existing role as VP R&D of the Company, which set forth his. annual base salary, his eligibility to receive an annual bonus in accordance with the recommendations made by the Compensation Committee of the Board, and his eligibility to participate in the Company’s health plan and benefits on terms available to other Company employees.
In addition, under the Mohamed Employment Agreement, Mr. Mohamed shall be eligible to receive stock options or other equity incentive awards in the Company subject to approval of the Compensation Committee of the Board. The Mohamed Employment Agreement subjects Mr. Mohamed to certain restrictive covenants, including confidential and proprietary information covenants, 12-month non-competition and non-solicitation covenants and the Mohamed Employment Agreement includes a 280G clawback.
In the event of a termination of employment by the Company without cause or upon a termination of employment by Mr. Mohamed for good reason (as such terms are defined in the Mohamed Employment Agreement), Mr. Mohamed shall be entitled to (i) 9 months of continued annual base salary at a rate equal to $150,000, less applicable withholding (ii) a monthly cash payment equal to the monthly employer contribution the Company would have made to provide group health, dental and all other insurance coverages to Mr. Mohamed and his family, if Mr. Mohamed is eligible for and elects COBRA benefits for a period of 9 months and (iii) accelerated vesting of all unvested stock options or equity awards.
Upon death or termination of employment by virtue of disability, Mr. Mohamed (or his estate or beneficiaries as applicable) shall have no right to receive any compensation or benefit pursuant to the terms of the agreement on and after the effective date of the termination of employment other than (i) annual salary earned and accrued under the agreement prior to the effective date of termination (ii) earned, accrued and vested benefits and paid time off under the agreement prior to the effective date of termination, subject to the terms of the plans applicable thereto (and any applicable laws and regulations); and (iii) reimbursement under the Agreement for expenses incurred prior to the effective date of termination, subject to the terms of the agreement and the policies applicable thereto.
If a sale event occurs (as defined in the Mohamed Employment Agreement) and the Company, its subsidiaries or a successor entity, as the case may be, terminates the employment agreement and the employment of Mr. Mohamed without cause or Mr. Mohamed terminates the agreement and his employment for good reason, in either case within 12 months following such sale event, then Mr. Mohamed shall be entitled to receive (i) 12 months of his base salary at a rate equal to (a) the base salary in effect at the date of termination or (b) $150,000, payable in a lump sum; (ii) 12 months of bonus payout earned at 100% of plan; (iii) a monthly cash payment equal to the monthly employer contribution the Company would have made to provide group health, dental and all other insurance coverages to Mr. Mohamed and his family, if Mr. Mohamed is eligible for and elects COBRA benefits, for a period of 12 months; and (iv) accelerated vesting of all unvested stock options or equity awards.
Compensation Risk Analysis
We have reviewed our material compensation policies and practices for all employees and have concluded that these policies and practices are not reasonably likely to have a material adverse effect on us. While risk-taking is a necessary part of growing a business, our compensation philosophy is focused on aligning compensation with the long-term interests of our stockholders as opposed to rewarding short-term management decisions that could pose long-term risks.

DIRECTOR COMPENSATION
It is our Board’s general policy that compensation for independent directors should be a mix of cash and equity-based compensation. As part of a director’s total compensation, and to create a direct linkage between corporate performance and stockholder interests, our Board believes that a meaningful portion of a director’s compensation should be provided in, or otherwise based on, the value of appreciation in our common stock.
Our Board has the authority to approve all compensation payable to our directors, although our Compensation Committee is responsible for making recommendations to our Board regarding this compensation. Additionally, our Chief Executive Officer may also make recommendations or assist our Compensation Committee in making recommendations regarding director compensation. Our Board and Compensation Committee annually review our director compensation.
Cash Compensation
Directors who are also our employees are not separately compensated for serving on the Board other than reimbursement for out-of-pocket expenses related to attendance at Board and committee meetings. Independent directors are paid an annual retainer of $35,000 and receive reimbursement for out-of-pocket expenses related to attendance at Board and committee meetings. Independent directors serving as Chairman of the Board receive an additional annual retainer of $23,500. Independent directors serving as members on the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee receive an additional annual retainer of $7,500, $5,000 and $4,000, respectively. The chairperson of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee receives an additional annual retainer of $15,000, $10,000 and $7,000, respectively.
In the fiscal year ended December 31, 2021, the directors were granted non-qualified options to purchase shares of our common stock.
Director Summary Compensation Table
The following table provides information regarding our compensation for non-employee directors during the fiscal year ended December 31, 2021. During the fiscal year ended December 31, 2021, one employee, Ilan Danieli, served as a member of our board of directors as well as an employee. Directors who are our employees did not receive compensation for serving on the Board or its committees in the fiscal year ended December 31, 2021, and their compensation is outlined in the “Summary Compensation Table” above.
Name	Fees Earned or Paid in Cash ($)(5)	Option Awards ($)(1)(4)	All Other Compensation ($)	Total ($)
David S. Cohen	35,667	127,250	—	162,917
Douglas Fisher	50,000	127,250	—	177,250
Mark Rimer(2)	32,000	127,250	—	159,250
Jeffrey Cossman	38,667	127,250	—	165,917
Kathleen D. LaPorte	43,333	127,250	—	170,583
Richard Sandberg	56,000	127,250	—	183,250
Ron A. Andrews(3)	30,833	95,205	—	126,038
(1)
The amount in this column reflects the aggregate grant date fair value of each stock award granted in accordance with ASC 718, excluding the effect of estimated forfeitures. The amounts shown may not correspond to the actual value that may be recognized. For a full description of the assumptions we use in calculating these amounts, see Note 13 to our audited financial statements for fiscal year ended December 31, 2021, which is included in our annual report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on March 30, 2022. Our directors will only realize compensation to the extent the trading price of our common stock is greater than the exercise price of such stock options on the date the options are exercised.

(2)
Mr. Rimer resigned from the Board effective March 1, 2021 but he remained as an observer on the board for which he receives an annual retainer of $30,000. As disclosed in the 8-K filed on March 3, 2021, the Company agreed to compensate Mr. Rimer in his capacity as an observer in the same amounts of all cash retainers, meeting fees and any other cash fees and/or any other equity grants (stock options or any other forms of equity grants awarded) as if he was still an independent director of the Board.

(3)
The aggregate stock grant is comprised of the grant of 7,240 stock options awarded to Mr. Andrews in connection with the election of Mr. Andrews to the Board as disclosed in the 8-K filed by the Company on March 3, 2021 and other grants made during 2021.

(4)
The aggregate outstanding options for each non-employee director as of December 31, 2021 are fully set out under 2021 Grants of Option Plan-Based Awards to Directors below. A summary of the table is set out herewith:

Name	Aggregate Options Outstanding (#)
David S. Cohen	74,207
Douglas Fisher	74,207
Mark Rimer	74,207
Jeffrey Cossman	95,957
Kathleen D. LaPorte	73,740
Richard Sandberg	65,990
Ron A. Andrews	32,240
(5)	Includes the following amounts for being chairman of the board or a chairperson of a committee; Mr. Sandberg $15,333, Mr. Fisher $11,167; Mr. Cossman $7,000; and Ms. LaPorte $11,667.
2021 Grants of Option Plan-Based Awards to Directors
The following table sets forth certain information with respect to grants of plan-based awards in fiscal year ended December 31, 2021 to our directors. The stock option awards granted in fiscal year ended December 31, 2021 were granted under the Company’s 2017 Stock Option and Incentive Plan, as amended (the “2017 Plan”). During the fiscal year ended December 31, 2021, no other equity awards were granted to our directors. See the notes below the table for details on option vesting schedules.
Name	Grant Date	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Price of Option Awards ($/sh)(1)	Grant Date Fair Value of Option Awards ($)(2)
David S. Cohen
Stock options(3)	1/4/2021	25,000	2.10	50,000
Stock options(3)	8/3/2021	25,000	3.22	77,250

Douglas Fisher
Stock options(3)	1/4/2021	25,000	2.10	50,000
Stock options(3)	8/3/2021	25,000	3.22	77,250

Mark Rimer
Stock options(3)	1/4/2021	25,000	2.10	50,000
Stock options(3)	8/3/2021	25,000	3.22	77,250

Jeffrey Cossman
Stock options(3)	1/4/2021	25,000	2.10	50,000
Stock options(3)	8/3/2021	25,000	3.22	77,250

Kathleen D. LaPorte
Stock options(3)	1/4/2021	25,000	2.10	50,000
Stock options(3)	8/3/2021	25,000	3.22	77,250

Richard Sandberg
Stock options(3)	1/4/2021	25,000	2.10	50,000
Stock options(3)	8/3/2021	25,000	3.22	77,250

Ron A. Andrews
Stock options(3)	3/1/2021	2,069	2.60	5,131
Stock options(4)	3/1/2021	5,171	2.60	12,824
Stock options(3)	8/3/2021	25,000	3.22	77,250
(1)	The exercise price of the stock awards represent the fair market value of our common stock on the date of grant as defined in the 2017 Plan.
(2)	The amount in this column reflects the aggregate grant date fair value of each stock award granted in accordance with ASC 718, excluding the effect of estimated forfeitures. The amounts shown may not correspond to the actual value that may be recognized. The fair value calculation of options granted during the fiscal year ended December 31, 2021 used the following assumptions: risk free interest rates of 0.50% to 0.91% based on the U.S. Treasury yield in effect at the time of grant; expected life of six years; and volatility of 162% to 167% based on historical volatility of the Company’s common stock over a time that is consistent with the expected life of the option. Our named executive officers will only realize compensation to the extent the trading price of our common stock is greater than the exercise price of such stock options on the date the options are exercised.
(3)	The award vests over a one year period with 12 equal monthly installments and so long as the director remains a director of the Company or a Subsidiary on such dates.
(4)	The award vests over a three-year period with 36 equal monthly installments and so long as the director remains a director of the Company or a Subsidiary on such dates.
Equity Compensation Plan Information
The following equity compensation plan information summarizes plans and securities approved and not approved by security holders as of December 31, 2021.
	(a)	(b)	(c)
PLAN CATEGORY	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a) )
Equity compensation plans approved by security holders	2,635,287(1)	$3.38	80,845(2)
Equity compensation plans not approved by security holders	—	—	—
Total	2,635,287	$3.38	80,845
(1)	Includes shares of our common stock issuable upon exercise of options to purchase common stock awarded under our 2006 Plan and 2017 Plan.
(2)	All shares of our common stock available for future issuance are from our 2017 Plan.

PROPOSAL TWO
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
Our Audit Committee has appointed Marcum LLP (“Marcum”) as our independent registered public accounting firm for the fiscal year ending December 31, 2022. The Board recommends that stockholders vote for the ratification of such appointment. In the event of a negative vote on such ratification, the Board and Audit Committee will reconsider the selection, though a change will not necessarily be made. Even if the appointment is ratified, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our stockholders’ best interests.
Independent Registered Public Accounting Firm
On July 9, 2017 the Audit Committee, acting on behalf of the Board, appointed Marcum as the Company’s independent registered public accounting firm.
We expect a representative of Marcum to be present in person or by telephone at the Annual Meeting and available to respond to appropriate questions. Marcum will also have the opportunity to make a statement if they desire to do so.
The following table shows information about fees that were billed or were expected to be billed by Marcum for the fiscal years ended December 31, 2020 and 2021:
2020
Audit fees	$303,233
Audit-related fees	—
Tax fees	—
All other fees	—
Total fees	$303,233
2021
Audit fees	$262,443
Audit-related fees	—
Tax fees	—
All other fees	—
Total fees	$262,443
Audit Fees. Audit fees consist of services rendered for the audit of our consolidated financial statements.
Audit-Related Fees. Audit-Related Fees consist of fees for assurance and related services that are reasonably related to the performance of the audit and the review of our consolidated financial statements and which are not reported under Audit Fees.
Tax Fees. Tax services consist primarily of planning, advice and compliance, or return preparation, for U.S. federal, state and local, as well as international jurisdictions.
All Other Fees. None.
Pre-Approval of Audit and Non-Audit Services
Under the Audit Committee Charter, the Audit Committee is required to pre-approve all audit and non-audit services to be provided to us by our independent registered public accounting firm and its member firms. All services provided by our independent registered public accounting firm in the fiscal year ended December 31, 2021 were pre-approved by the Audit Committee.

Assessment
The Audit Committee assessed Marcum’s performance as independent registered public accounting firm during the fiscal year ended December 31, 2021. The Committee assessed the performance of Marcum’s lead audit engagement partner and the audit team. The Committee reviewed a variety of indicators of audit quality including:
•	The quality and candor of Marcum’s communications with the Audit Committee and management;
•	How effectively Marcum maintained its independence and employed its independent judgment, objectivity, and professional approach ;
•	The depth and expertise of the Marcum’s audit team; and
•	Marcum’s tenure as the Company’s independent registered public accounting firm and safeguards in place to maintain its independence.
As a result of its evaluation, the Audit Committee concluded that the selection of Marcum as the independent registered public accounting firm our fiscal year ending December 31, 2022 is in the best interest of the Company and its stockholders.
Vote Required
The affirmative vote of a majority of the votes cast for this proposal is required to ratify the appointment of the Company’s independent public accountant. Abstentions will be counted towards the tabulation of votes cast on this proposal and will have the same effect as a negative vote. Brokerage firms have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. If a broker does not exercise this authority, such broker non-votes will have no effect on the results of this vote. We are not required to obtain the approval of our stockholders to appoint the Company’s independent accountant. However, if our stockholders do not ratify the appointment of Marcum as the Company’s independent public accountant for the fiscal year ending December 31, 2022, the Audit Committee may reconsider its appointment.
Recommendation of the Board of Directors
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL TWO.

SOLICITATION OF PROXIES
This solicitation is made on behalf of the Board of Directors. We will bear the costs of preparing, mailing, online processing and other costs of the proxy solicitation made by the Board of Directors. Certain of our officers and employees may solicit the submission of proxies authorizing the voting of shares in accordance with the recommendations of the Board of Directors. Such solicitations may be made by telephone, facsimile transmission or personal solicitation. No additional compensation will be paid to such officers, directors or regular employees for such services. We will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in sending proxy material to stockholders.
OTHER MATTERS
As of the date of this proxy statement, the Board knows of no other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the best judgment and in the discretion of the persons voting the proxies.
By Order of the Board of Directors of
Precipio, Inc.

Sincerely,

/s/ Ilan Danieli
Ilan Danieli President and Chief Executive Officer
New Haven, Connecticut
April 28, 2022

PRECIPIO

PRECIPIO, INC.
4 SCIENCE PARK
NEW HAVEN, CT 06511

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on June 12, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/PRPO2022**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions to cast your vote.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Time on June 12, 2022. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Votes must be received by 11:59 PM ET on June 12, 2022.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D84705-P74122 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

PRECIPIO, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. To elect Ilan Danieli and David Cohen as Class I directors for terms to expire in 2025.	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Ilan Danieli
02) David Cohen

The Board of Directors recommends you vote FOR the following proposal:

NOTE: Other business may come before the annual meeting and any other adjournments or postponements thereof. You may attend the annual meeting via the Internet at www.virtualshareholdermeeting.com/PRPO2022 and vote during the meeting. Have your 16-digit control number available and follow the instructions.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

The votes entitled to be cast by the stockholder(s) will be cast in the direction of the proxy holder on any other matter, including a motion to adjourn or postpone the Annual Meeting of Stockholders to another time and/or place, that may properly come before the annual meeting or adjournment or postponement thereof.

YOUR VOTE IS IMPORTANT.

PLEASE VOTE THE SHARES AS SOON AS POSSIBLE.

D84706-P74122

PRECIPIO, INC.
Annual Meeting of Stockholders
June 13, 2022 4:00 PM Eastern Time
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Ilan Danieli and Carl Iberger, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of (Common/ Preferred) Stock of PRECIPIO, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 4:00 PM, Eastern Time on June 13, 2022, live via webcast at www.virtualshareholdermeeting.com/PRPO2022, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If this proxy is executed, but no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side